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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
UTSTARCOM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

         Dear Stockholder:

        You are cordially invited to attend the 2008 annual meeting of stockholders of UTStarcom, Inc. (the "Company"), to be held at the offices of the Company, 1275 Harbor Bay Parkway, Alameda, California 94502, on Friday, June 27, 2008 at 1 p.m., local time. Enclosed are a notice of annual meeting of stockholders, a proxy statement describing the business to be transacted at the meeting and a proxy card for use in voting at the meeting.

        At the annual meeting, you will be asked to vote on the important matters described in detail in the notice of annual meeting of stockholders and proxy statement accompanying this letter. You will also have an opportunity to ask questions and receive information about the Company's business.

        Included with the proxy statement is a copy of the Company's Annual Report to stockholders. We encourage you to read the Annual Report. It includes information on the Company's operations as well as the Company's audited financial statements.

        Please take this opportunity to participate in the affairs of the Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY AND VOTING INSTRUCTIONS OVER THE INTERNET OR BY TELEPHONE, OR, COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

        We look forward to seeing you at the meeting.

Sincerely,
/s/ HONG LIANG LU Hong Liang Lu Chief Executive Officer

UTSTARCOM, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held June 27, 2008

To our Stockholders:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of UTStarcom, Inc. (the "Company"), will be held on Friday, June 27, 2008 at 1 p.m., local time, at the offices of the Company, 1275 Harbor Bay Parkway, Alameda, California 94502, for the following purposes:

  1.
  To elect Larry D. Horner and Allen Lenzmeier as Class II Directors to serve for a term expiring on the date on which the Company's annual meeting of stockholders is held in the year 2011;

  2.
  To ratify and approve the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008;

  3.
  To approve a stock option exchange program for employees (excluding executive officers and directors), pursuant to which eligible employees will be offered the opportunity to exchange their eligible options to purchase shares of common stock outstanding under the Company's existing equity incentive plans for a smaller number of new options at a lower exercise price; and

  4.
  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 29, 2008 are entitled to notice of, and to vote at, the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to submit your proxy and voting instructions over the Internet or by telephone, or complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose. Any stockholder of record attending the Annual Meeting may vote in person even if he or she returned a proxy.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 27, 2008: The Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2007 are available free of charge at www.edocumentview.com/utsi.

By Order of the Board of Directors
/s/ FRANCIS P. BARTON Francis P. Barton Executive Vice President and Chief Financial Officer

Alameda, California
April 29, 2008

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, you are asked to submit your proxy and voting instructions over the Internet or by telephone, or complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed postage-paid envelope, which requires no postage if mailed in the United States.

UTSTARCOM, INC.

PROXY STATEMENT

INFORMATION ABOUT THE PROXY STATEMENT AND
VOTING AT THE ANNUAL MEETING

        The Board of Directors (the "Board" or "Board of Directors") of UTStarcom, Inc. (the "Company") is providing this proxy statement (the "Proxy Statement") prepared in connection with the Company's annual meeting of stockholders, which will take place on Friday, June 27, 2008 at 1 p.m., local time (the "Annual Meeting" or "2008 Annual Meeting") at the offices of the Company, 1275 Harbor Bay Parkway, Alameda, California 94502. The Company's telephone number at that location is (510) 864-8800. As a stockholder, you are invited to attend the Annual Meeting and are asked to vote on the proposals described in this Proxy Statement.

        Only stockholders of record at the close of business on April 29, 2008 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 125,099,129 shares of the Company's common stock, par value $0.00125 per share (the "Common Stock"), were issued and outstanding. No shares of the Company's preferred stock, par value $0.00125 per share, were issued and outstanding. The stock transfer books will not be closed between the Record Date and the date of the Annual Meeting.

        These proxy solicitation materials and the Company's Annual Report to stockholders for the year ended December 31, 2007 were mailed on or about May 16, 2008 to all stockholders entitled to vote at the Annual Meeting.

Q:
What is the purpose of the Annual Meeting?

A:
To vote on the following proposals:

•
To elect Larry D. Horner and Allen Lenzmeier as Class II Directors to serve for a term expiring on the date on which the Company's annual meeting of stockholders is held in the year 2011;

•
To ratify and approve the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008;

•
To approve a stock option exchange program for employees (excluding executive officers and directors), pursuant to which eligible employees will be offered the opportunity to exchange their eligible options to purchase shares of common stock outstanding under the Company's existing equity incentive plans for a smaller number of new options at a lower exercise price; and

•
To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Q:
What are the Board of Directors' recommendations?

A:
The Board recommends that you vote your shares:

•
"FOR" the election of Larry D. Horner and Allen Lenzmeier as Class II directors;

•
"FOR" the ratification and approval of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2008 fiscal year; and

•
"FOR" the stock option exchange program for employees, as described above.

Each proxy also gives each of the proxy holders discretionary authority to vote your shares in accordance with his or her judgment with respect to all additional matters that might come before the Annual Meeting.

Q;
Who is entitled to vote at the Annual Meeting?

A:
Stockholders Entitled to Vote.    Stockholders who our records show owned shares of UTStarcom Common Stock as of the close of business on the Record Date (April 29, 2008) may vote at the Annual Meeting.

  Registered Stockholders.    If your shares are registered directly in your name with UTStarcom's transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being provided to you directly by UTStarcom. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, or to vote in person at the Annual Meeting.

  Street Name Stockholders.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name." These proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered, with respect to those shares, the record holder. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the record holder, you may not vote these shares in person at the Annual Meeting unless you follow your broker, bank or other nominee's procedures for obtaining a legal proxy. Your broker, bank or other nominee has provided a voting instruction card for you to use.

Q:
How many votes do I have?

A:
On each proposal to be voted upon, you have one vote for each share of Common Stock of the Company you own as of the Record Date.

Q:
How may I obtain a separate set of proxy materials or Proxy Statement for 2008?

A:
If you share an address with another stockholder, previously consented to receiving one copy of the Proxy Statement on a voter instruction card submitted for last year's annual meeting of stockholders and do not participate in electronic delivery of proxy materials, only one copy of this Proxy Statement is being delivered to you. A stockholder at a shared address who received a single copy of this Proxy Statement may request a separate copy either by calling the number provided below or by mailing a written request to the Company's principal executive offices at the address below:

Corporate Secretary
UTStarcom, Inc.
1275 Harbor Bay Parkway
Alameda, California 94502
510-864-8800

  The Company will promptly mail a separate copy of this Proxy Statement upon such request, but any such request should be made as soon as possible to ensure timely delivery.

  Stockholders who share an address and received multiple copies of this Proxy Statement may also request that a single copy of future proxy statements be delivered by filling out the applicable section of the voter instruction card for the Annual Meeting.

Q:
How can I vote my shares in person at the Annual Meeting?

A:
Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual

  Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, bank or other nominee.

  By Internet:    Stockholders of record with Internet access may submit proxies by following the "Vote by Internet" instructions on their proxy cards until 1:00 a.m., Central Time, on June 27, 2008. Most stockholders who hold shares beneficially in street name may vote by accessing the web site specified on the voting instruction cards provided by their brokers, banks or other nominees. Please check the voting instruction card for Internet voting availability.

  By Telephone:    Stockholders of record who live in the United States, Canada or Puerto Rico may submit proxies by following the "Vote by telephone" instructions on their proxy cards until 1:00 a.m., Central Time, on June 27, 2008. Most stockholders who hold shares beneficially in street name may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, banks or other nominees. Please check the voting instruction card for telephone voting availability.

  By Mail:    Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

Q:
Can I change my vote?

A:
For shares that you hold of record, you may change your proxy at any time prior to the proxy being used at the Annual Meeting by (i) delivering to the Corporate Secretary of the Company at UTStarcom, Inc., 1275 Harbor Bay Parkway, Alameda, California 94502 a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of a stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted "FOR" the election of Larry D. Horner and Allen Lenzmeier as Class II directors, "FOR" Proposal No. 2 (to ratify the appointment of PriceWaterhouseCoopers) and "FOR" Proposal No. 3 (to approve the stock option exchange program), and, as to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee following the instruction they provided, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:
How many shares must be present or represented to conduct business at the Annual Meeting?

A:
The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority in voting power of the Common Stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, as of the Record Date, must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q:
What is the voting requirement to approve each of the proposals?

A:
In the election of directors, the two nominees receiving the highest number of "FOR" votes at the Annual Meeting will be elected.

  The proposals to (i) ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm and (ii) approve the stock option exchange program for employees described in this Proxy Statement, each require the affirmative "FOR" vote of a majority of the total number of shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

Q:
How are votes counted?

A:
In the election of directors, you may vote "FOR" the nominee or your vote may be "WITHHELD" with respect to the nominee. Votes "WITHHELD" with respect to the election of directors will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting but will have no other legal effect upon election of directors. You may not cumulate your votes for the election of directors.

  For the proposals to (i) ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, and (ii) approve a stock option exchange program for employees described in this Proxy Statement, you may vote "FOR," "AGAINST" or "ABSTAIN."

  If you elect to "ABSTAIN," the abstention has the same effect as a vote "AGAINST" such proposal. If you provide specific instructions with regard to certain proposals, your shares will be voted as you instruct on such proposals.

Q:
What is the effect of broker non-votes?

A:
If you hold shares beneficially in street name and do not provide your broker, bank or other nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. At this Annual Meeting, only Proposal 3 is subject to broker non-votes. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote or votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any proposal being voted on at the Annual Meeting.

Q:
Who will serve as inspector of elections?

A:
The inspector of elections will be a representative from Computershare Trust Company, N.A, the Company's transfer agent.

Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
This solicitation is made by the Company, and all costs associated with soliciting proxies will be borne by the Company. We have retained The Altman Group to assist with the solicitation for an estimated fee of $9,500 plus reasonable out-of-pocket expenses. In addition, the Company will reimburse brokerage firms, banks and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees personally or by telephone, facsimile or electronic mail. No additional compensation will be paid to these persons for such services.

Q:
What is the deadline for submission of stockholder proposals for consideration at the 2009 annual meeting of stockholders?

A:
Stockholder Proposals Other Than Nomination of Directors.

  Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for a stockholder proposal to be considered for inclusion in the proxy statement for the 2009 annual stockholders meeting (the "2009 Annual Meeting"), the Secretary of the Company would have to receive the written proposal by a stockholder at the Company's principal executive offices no later than January 16, 2009. Such proposals also must comply with the other provisions of Rule 14a-8 and additional applicable Securities and Exchange Commission ("SEC") rules regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Notice of such proposals should be addressed to:

Corporate Secretary
UTStarcom, Inc.
1275 Harbor Bay Parkway
Alameda, California 94502

  If, however, the date of our 2009 annual meeting is more than 30 days before or after the anniversary of the 2008 Annual Meeting, then for a stockholder proposal under Rule 14a-8 to be considered for inclusion in the proxy statement for the 2009 Annual Meeting, the Secretary of the Company must receive the written proposal by such stockholder at the Company's principal executive offices within a reasonable time before the Company begins to print and mail its proxy materials for the 2009 Annual Meeting.

  For a stockholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8, the stockholder must, (i) provide the information required by the Bylaws of the Company and (ii) give timely notice to the Corporate Secretary in accordance with the Bylaws, which generally require that the notice be received by the Corporate Secretary of the Company prior to April 1, 2009.

  However, if the date of the 2009 Annual Meeting (the "2009 Annual Meeting Date") is more than 30 days before or after the anniversary of the 2008 Annual Meeting, then the Board shall determine an appropriate date by which notice of a stockholder proposal that is not intended to be included in the Company's proxy statement must be received by the Company (the "Notice Deadline"). The Company will publicize the Notice Deadline at least ten (10) days prior to the Notice Deadline by either a filing pursuant to the Securities Exchange Act of 1934, as amended; or by a press release.

  Nomination of Director Candidates:    The Company's Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must provide the information required by the Bylaws. To nominate directors for election at the 2009 Annual Meeting, the stockholder making such nomination must give timely notice to the Corporate Secretary in accordance with the Bylaws, which must be received by the Corporate Secretary not less than one hundred twenty (120) days prior to the date of the 2009 Annual Meeting.

  However, in the event the Company fails to publicize the 2009 Annual Meeting Date at least one hundred thirty (130) days prior to the 2009 Annual Meeting, notice by a stockholder must be received by the Corporate Secretary within ten (10) days of:

  •
  the first public disclosure of the 2009 Annual Meeting Date by the Company, or

  •
  the date the notice of the 2009 Annual Meeting Date is mailed to the Company's stockholders.

  We currently expect our 2009 Annual Meeting will be held on or around June 25, 2009. As such, a stockholder must provide notice to the Corporate Secretary of a director nomination by February 25, 2009.

  Copy of Company Bylaws:    Copies of the provisions of the Bylaws governing the form and delivery requirements of stockholder nominations or proposals may be obtained by sending an email request to the Company's investor relations department at investorrelations@utstar.com. A copy of the entire Bylaws is available via the link entitled "Corporate Governance" on the Company's website at http://investorrelations.utstar.com/governance.

Q:
What if I have questions about lost stock certificates or need to change my mailing address?

A:
You may contact our transfer agent, Computershare, by telephone at 781-575-2879, by facsimile at 781-575-3266 or email at www.computershare.com/investor if you have lost your stock certificate or need to change your mailing address.

FORWARD-LOOKING STATEMENTS

        This Proxy Statement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the section on forward-looking statements and in the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and in our periodic reports on Form 10-Q and Form 8-K.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

        The authorized number of directors of the Company is currently set at seven. The Company's Bylaws provide that the Board of Directors may set the number of directors at a minimum of six and a maximum of eight members. The Company's Certificate of Incorporation provides that directors shall be divided into three classes, with the classes serving for staggered, three-year terms (or less if they are filling a vacancy). Currently the Board is comprised of two Class I directors, two Class II directors and three Class III directors. The Company's Class I Directors, Thomas J. Toy and Bruce J. Ryan, will hold office until the 2010 annual meeting or until the Class I Director's successor has been duly elected and qualified, and each of the three Class III Directors, Francis P. Barton, Jeff Clarke and Hong Liang Lu, will hold office until the 2009 annual meeting or until the Class III Director's successor has been duly elected and qualified.

Nominees

        The Company's nominees for election as the Class II Directors at this Annual Meeting are the current Class II Directors, Larry D. Horner and Allen Lenzmeier. The Nominating and Corporate Governance Committee has recommended, and the Board of Directors has approved, the nomination of these nominees.

        The Board had anticipated that Mr. Horner, the Chairman of our Audit Committee, would retire from the Board of Directors after eight years of service but the Board has asked him to stand for re-election and remain on the Board to assist the Audit Committee during its leadership transition. The Board believes it is important that Mr. Horner be re-elected at this time in order to assure an effective transition of Audit Committee leadership.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees for the Class II Directors, Larry D. Horner and Allen Lenzmeier, who will hold office until the 2011 annual meeting or until their successors have been duly elected and qualified. The Company expects that the nominees for election as Class II Directors at the Annual Meeting will be able to serve if elected.

        In the event that either nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill the vacancy.

Biographical Information for Director Nominees

        Larry D. Horner has served as a director since January 2000. Mr. Horner currently serves on the board of directors of Atlantis Plastics, Inc., Clinical Data Inc., TOUSA, Inc. and several private companies. From 1994 until 2001, Mr. Horner served as Chairman of Pacific USA Holdings Corp., and from 1997 to 2001 he served as Chairman and Chief Executive Officer of Asia Pacific Wire & Cable Corporation Limited. Mr. Horner formerly served as Chairman and Chief Executive Officer of KPMG from 1984 to 1990. Mr. Horner, a Certified Public Accountant, holds a B.S. from the University of Kansas and is a graduate of the Stanford Executive Program.

        Allen Lenzmeier has served as a director since March 2005. Mr. Lenzmeier has served as the Vice Chairman of Best Buy Co. Inc. since December 2004. From 2002 to 2004, Mr. Lenzmeier served as the President and Chief Operating Officer of Best Buy Co. Inc. Mr. Lenzmeier served as the President of Best Buy Retail from 2001 to 2002. From 1991 to 2001 Mr. Lenzmeier served as the Executive Vice President and Chief Financial Officer of Best Buy Co. Inc. and began his employment with the company in 1984. Mr. Lenzmeier serves on the board of directors of several private companies. Mr. Lenzmeier holds a B.S. from Minnesota State University Mankato.

Required Vote

        The two nominees receiving the highest number of votes of the shares entitled to be voted for such nominees shall be elected as Class II Directors. Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but have no other legal effect upon election of directors under the Delaware General Corporation Law.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS VOTING
"FOR" THE NOMINEES SET FORTH HEREIN.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Our Directors and Nominees

        The names of the current Class I and Class III directors with unexpired terms and the Class II nominees, their ages as of April 30, 2008 and certain other information are set forth below:

Name of Director	Age	Position	Director Since	Term Expires
Class I Directors:
Thomas J. Toy	53	Chairman of the Board	1995	2010
Bruce J. Ryan*	64	Director	2008	2010
Class II Nominees:
Larry D. Horner	74	Director	2000	2008
Allen Lenzmeier	64	Director	2005	2008
Class III Directors:
Francis P. Barton	61	Director, Executive Vice President and Chief Financial Officer	2006	2009
Jeff Clarke	46	Director	2005	2009
Hong Liang Lu	53	Director, Chief Executive Officer	1991	2009

*
Mr. Ryan was appointed to the Board of Directors on April 25, 2008.

        Except as set forth below, each nominee or incumbent director has been engaged in his principal occupation described below during the past five years. There are no family relationships between any of our directors or executive officers.

        Francis P. Barton has served as our Executive Vice President and Chief Financial Officer since August 2005 and as a director since October 2006. From May 2003 to July 2005, Mr. Barton was Executive Vice President and Chief Financial Officer of Atmel Corporation. From May 2001 to May 2003, Mr. Barton was Executive Vice President and Chief Financial Officer of BroadVision Inc. From 1998 to 2001, Mr. Barton was Senior Vice President and Chief Financial Officer of Advanced Micro Devices, Inc. From 1996 to 1998, Mr. Barton was Vice President and Chief Financial Officer of Amdahl Corporation. From 1974 to 1996, Mr. Barton worked at Digital Equipment Corporation, beginning his career as a financial analyst and moving his way up through various financial roles to Vice President and Chief Financial Officer of Digital Equipment Corporation's Personal Computer Division. Mr. Barton currently serves as a director of ON Semiconductor Corporation. He holds a B.S. in Chemical Engineering from Worcester Polytechnic Institute and an M.B.A. with a focus in finance from Northeastern University.

        Jeff Clarke has served as a director since January 2005. Since May 2006, Mr. Clarke has served as Chief Executive Officer and President and a director of Travelport Incorporated, a private company. From April 2004 to April 2006, Mr. Clarke served as the Chief Operating Officer of CA, Inc., a global provider of management software. From 2002 to 2004, Mr. Clarke was Executive Vice President of Hewlett-Packard Company, and prior to that he was the Chief Financial Officer of Compaq Computer Corporation. Mr. Clarke serves as Chairman of the Board of Orbitz Worldwide, Inc. He holds a B.A. in Economics from the State University of New York at Geneseo and an M.B.A. from Northeastern University.

        Larry D. Horner has served as a director since January 2000. Mr. Horner currently serves on the board of directors of Atlantis Plastics, Inc., Clinical Data Inc., TOUSA, Inc. and several private companies. From 1994 until 2001, Mr. Horner served as Chairman of Pacific USA Holdings Corp., and from 1997 to 2001 he served as Chairman and Chief Executive Officer of Asia Pacific Wire & Cable

Corporation Limited. Mr. Horner formerly served as Chairman and Chief Executive Officer of KPMG from 1984 to 1990. Mr. Horner, a Certified Public Accountant, holds a B.S. from the University of Kansas and is a graduate of the Stanford Executive Program.

        Allen Lenzmeier has served as a director since March 2005. Mr. Lenzmeier has served as the Vice Chairman of Best Buy Co. Inc. since December 2004. From 2002 to 2004, Mr. Lenzmeier served as the President and Chief Operating Officer of Best Buy Co. Inc. Mr. Lenzmeier served as the President of Best Buy Retail from 2001 to 2002. From 1991 to 2001 Mr. Lenzmeier served as the Executive Vice President and Chief Financial Officer of Best Buy Co. Inc. and began his employment with the company in 1984. Mr. Lenzmeier serves on the board of directors of several private companies. Mr. Lenzmeier holds a B.S. from Minnesota State University Mankato.

        Hong Liang Lu served as our President and Chief Executive Officer and as a director from June 1991 through December 2006, and as Chairman of the Board from March 2003 to December 2006. On January 1, 2007, he assumed the title of Chief Executive Officer. In June 1991, Mr. Lu co-founded UTStarcom, Inc. under its prior name, Unitech Telecom, Inc., which subsequently acquired StarCom Network Systems, Inc. in September 1995. From 1986 through December 1990, Mr. Lu served as President and Chief Executive Officer of Kyocera Unison, a majority-owned subsidiary of Kyocera International, Inc. Mr. Lu served as President and Chief Executive Officer of Unison World, Inc., a software development company from 1983 until its merger with Kyocera in 1986. From 1979 to 1983, Mr. Lu served as Vice President and Chief Operating Officer of Unison World, Inc. Mr. Lu holds a B.S. in Civil Engineering from the University of California at Berkeley.

        Bruce J. Ryan has served as a director since April 2008. Mr. Ryan is currently a private consultant. From February 1998 to November 2002, he served as Executive Vice President and Chief Financial Officer of Global Knowledge Network, a provider of information technology and computer software training programs and certifications. From 1994 to 1997, he served as the Executive Vice President and Chief Financial Officer of Amdahl Corporation, a provider of information technology solutions. Mr. Ryan previously had a 25-year career at Digital Equipment Corporation, where he served in various executive positions, including Senior Vice President of the financial services, government and professional services business group. Mr. Ryan also serves as a director of KVH Industries, Inc., IONA Technologies PLC and several private companies. He holds a B.S. in business administration from Boston College and an M.B.A. from Suffolk University.

        Thomas J. Toy has served as a director since February 1995, and as Chairman of the Board since January 2007. Since March 1999, Mr. Toy has served as Managing Director of PacRim Venture Partners, a professional venture capital firm specializing in investments in the information technology sector. Since 2005, Mr. Toy has served as a partner of SmartForest Ventures, a professional venture firm specializing in the information technology sector. From 1987 until 1992, Mr. Toy was employed as a Vice President at Technology Funding and was a partner there from 1992 until 1999. Mr. Toy also serves as a director of White Electronic Designs Corporation, Solarfun Power Holdings and several private companies. Mr. Toy holds B.A. and M.M. degrees from Northwestern University.

The Company's Director Nomination Process

        The Board's process for identifying and evaluating nominees for director consists mainly of evaluating candidates who are recommended by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies and recommends nominees for election or reelection to the Board, or for appointment to fill any vacancy that is anticipated or has arisen on the Board, in accordance with the criteria, policies and principles set forth in the Nominating and Corporate Governance Committee Charter, or otherwise approved by the Board. In evaluating candidates to determine if they are qualified to become members of our board of directors, the Nominating and Corporate Governance Committee looks for the following attributes, among others: the candidate's judgment, skill, diversity and experience with other organizations of comparable purpose, complexity and size; the interplay of the candidate's experience with the experience of other Board members; the extent to which the candidate would be a desirable addition to the Board; whether or not the candidate has any relationships that might impair his or her independence; and the candidate's experience, perspective, skills and knowledge of our industry. Although the Nominating and Corporate Governance Committee uses these and other criteria to evaluate potential nominees, there are no stated minimum criteria for nominees.

        The Board may also, on a periodic basis, solicit ideas for possible candidates from a number of sources, including current members of the Board, senior Company executives, individuals personally known to members of the Board, stockholders and one or more third-party search firms.

        The Nominating and Corporate Governance Committee's policy is that stockholder nominations of director candidates will be given the same consideration and evaluated with the same criteria as any other candidate. For more information on stockholder nominations of director candidates, please see the section entitled "Nomination of Director Candidates" under "Deadlines for Submission of Stockholder Proposals for 2009 Annual Meeting" in this Proxy Statement. The form and delivery requirements of such stockholder nominations must comply with the relevant provisions of the Company's Bylaws, a copy of which may be obtained by sending an email to the Company's investor relations department at investorrelations@utstar.com. A complete copy of the Bylaws is also available on the Company's website in the "Corporate Governance" section.

Stockholder Communications with the Board of Directors

        The Board of Directors has established a process for stockholders to communicate with members of the Board. All concerns, questions or complaints regarding the Company's compliance with any policy or law, or any other Board-related communication, should be directed to the Board via the link entitled "Email Board of Directors" at http://investorrelations.utstar.com/governance. All substantive and appropriate communications received from stockholders will be received and reviewed by one or more independent directors, or officers acting under their direction, who will forward such communications to the Board or particular Board committees, as appropriate.

Board Attendance, Director Independence and Financial Sophistication

        The Board held a total of 18 meetings during the fiscal year ended December 31, 2007. During fiscal year 2007, each of the directors (other than former director Ying Wu who resigned from the Board on July 24, 2007) attended 75% or more of the aggregate number of meetings of the Board and the committees of the Board on which the director served subsequent to becoming a director or a member of such committee. The Board's policy is to encourage directors to attend the Annual Meeting. Three directors attended the 2007 annual meeting of stockholders.

        Of the Company's incumbent directors standing for reelection and those with continuing terms, Messrs. Clarke, Horner, Lenzmeier, Ryan and Toy have been determined by the Board to be independent as set forth in Rule 4200(a)(15) of the NASDAQ Marketplace Rules, the listing standards of NASDAQ Stock Market, as currently in effect. In addition, the Board has also determined that Messrs. Clarke, Horner, Lenzmeier and Ryan possess the attributes to be considered financially sophisticated for purposes of applicable NASDAQ Marketplace Rules and each has the background to be considered an "audit committee financial expert" as defined by the rules and regulations of the SEC and required by the NASDAQ Marketplace Rules.

        The Board has not established categorical standards or guidelines to make director independence determinations, but considers all relevant facts and circumstances. The Board based its determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships, and on discussions with our directors.

        In making its independence determinations, the Board considered transactions between the Company and entities associated with the directors or members of their immediate family. All identified transactions that appear to relate to the Company and a person or entity with a known connection to a director are presented to the Board for consideration. In making its determination that each non-employee director is independent, the Board considered the transactions in the context of the NASDAQ standards, the standards established by the SEC for members of audit committees, and the SEC and Internal Revenue Service standards for compensation committee members. The Board's independence determinations included a review of the status of certain executive officers as limited partners of an investment fund managed by Mr. Toy. In each case, the Board determined that, because of the nature of each of these relationships and/or amounts involved, the relationships did not impair Mr. Toy's independence.

Board Committees and Related Functions

        The principal standing committees of the Board are the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, each of which consists solely of non-employee, independent directors. From time to time, the Board may form a special committee or subcommittee of a standing committee to focus on specific matters.

  Audit Committee

        The Audit Committee of the Board is a separately-designated, standing committee of the Board of Directors and currently consists of five members of the Board of Directors, all of whom: (1) meet the criteria for "independence" set forth in rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the listing standards of the NASDAQ Stock Market; (2) have not participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years; and (3) are able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. The members of the Audit Committee are Mr. Horner, who chairs the committee, and Messrs. Clarke, Lenzmeier, Ryan and Toy. Mr. Ryan was appointed as a member of the Committee effective April 25, 2008. The Audit Committee held 22 meetings during the 2007 fiscal year. Messrs. Clarke, Horner, Lenzmeier and Ryan have been determined by the Board to qualify as "audit committee financial experts" under applicable SEC and NASDAQ rules.

        The Audit Committee, among other duties and responsibilities, (i) reviews and approves the annual appointment of the Company's independent registered public accounting firm; (ii) discusses and reviews in advance the scope and fees of the annual audit; (iii) reviews the results of the audit with the independent registered public accounting firm and discusses the foregoing with the Company's management; (iv) reviews and approves non-audit services of the independent registered public accounting firm; (v) reviews compliance with the Company's existing major accounting and financial reporting policies; (vi) reviews and approves all related-party transactions that would require disclosure pursuant to the rules of the SEC and the policies and procedures related to such transactions; and (vii) provides oversight and monitoring of the Company's management and their activities with respect to the Company's financial reporting process. In connection with the execution of the responsibilities of the Audit Committee, including the review of the Company's quarterly earnings reports prior to public release, Audit Committee members communicated throughout 2007 with the Company's management and the independent registered public accounting firm.

        The Board has approved an Audit Committee Charter which is reviewed at least annually, periodically revised (most recently on July 26, 2007), and is available on the Company's website at http://investorrelations.utstar.com/governance.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee currently consists of four members of the Board of Directors, all of whom are "independent" in accordance with the rules of the NASDAQ Stock Market. The current members of the Committee are Mr. Clarke, who chairs the committee, and Messrs. Horner, Lenzmeier and Toy. The Nominating and Corporate Governance Committee held 9 meetings during the 2007 fiscal year.

        The Nominating and Corporate Governance Committee's responsibilities include the selection of director nominees for the Board and the development and annual review of the Company's governance principles. The Nominating and Corporate Governance Committee also (i) assists the Board by actively identifying individuals qualified to become Board members; (ii) recommends director nominees to the Board for election at the next annual meeting of stockholders; (iii) monitors significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies; (iv) leads the Board in its annual performance self-evaluation, including establishing criteria to be used in connection with such evaluation; (v) oversees compliance with the Company's Code of Business Conduct and Ethics; and (vi) develops and recommends to the Board and administers the corporate governance guidelines of the Company, including appropriate stock ownership guidelines for officers and directors.

        The Nominating and Corporate Governance Committee is also responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. This assessment includes issues of diversity in numerous factors, including independence, operational experience as a senior executive, business judgment, age, understanding of the industry, willingness to mentor, personal network, and international perspective. Additional criteria include a candidate's personal and professional credibility, integrity and prestige, and his or her ability to blend with the Company's Board dynamics, as well as his or her willingness to devote sufficient time to attend meetings of the Board. The Nominating and Corporate Governance Committee reviews these factors and others deemed useful in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, in addition to the portfolio of skills and experience of current and prospective directors.

        The Board has adopted a charter of the Nominating and Corporate Governance Committee, addressing the nominations process and such related matters as may be required under federal securities laws and NASDAQ Marketplace Rule 4350(c)(4)(B). A copy of the Nominating and Corporate Governance Committee Charter, which is reviewed at least annually and is periodically revised (most recently on April 10, 2008), is available on the Company's website at http://investorrelations.utstar.com/governance.

  Compensation Committee

        The Compensation Committee currently consists of four members of the Board of Directors, Mr. Lenzmeier, who chairs the committee, and Messrs. Clarke, Horner and Toy, all of whom are non-employee, outside directors in addition to being "independent directors" as defined under the rules of the NASDAQ Stock Market. The Compensation Committee met 12 times during fiscal year 2007 and acted twice by written consent. Messrs. Horner, Lenzmeier and Toy served on the Committee throughout fiscal year 2007. Mr. Toy served as Chairman until April 27, 2007 when Mr. Lenzmeier succeeded him as Chairman. Mr. Clarke was appointed a member of the Committee on April 27, 2007.

        The purpose of the Compensation Committee is to (i) approve and oversee the total compensation package for the Company's executives, including their base salaries, incentives, deferred compensation, equity-based compensation, benefits and perquisites; (ii) review and approve corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer (the "CEO"),

evaluate CEO performance, and determine CEO compensation based on this evaluation; (iii) review the CEO's performance evaluation of all executive officers and approve pay decisions; and (iv) review periodically and make recommendations to the Board regarding any equity or long-term compensation plans, and administer these plans.

        The Compensation Committee operates according to a charter that details its specific duties and responsibilities. The charter is reviewed at least annually, periodically revised (most recently on October 25, 2007) by the Compensation Committee, and is available on the Company's website at http://investorrelations.utstar.com/governance. The charter generally provides the membership requirements, authority and duties of the Compensation Committee. The Compensation Committee is to consist of no fewer than three members, all of whom (i) meet the independence requirements of the NASDAQ Marketplace Rules, (ii) are "non-employee directors" under the definition of Rule 16b-3 promulgated under Section 16 of the Exchange Act, and (iii) are "outside directors" for purposes of the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). During the fiscal year ended December 31, 2007, all members of the Compensation Committee met these criteria.

        UTStarcom's Human Resources department supports the Compensation Committee in its work. The Compensation Committee also has the authority to engage the services of outside advisers, experts and others for assistance. From time to time, the Compensation Committee may direct an external advisor to work with the Human Resources department to support management and the Compensation Committee in matters such as (i) peer group development, (ii) executive officer benchmarking, including pay-for-performance analyses and tally sheet preparation, and (iii) advising on pay levels and/or pay program design. In May 2007, the Compensation Committee retained Compensia, Inc. as its independent outside compensation consultant. For a further description of the role of the compensation consultant in our compensation process, please see the section entitled "Engagement of and Role of Independent Compensation Consultant" in the Compensation Discussion and Analysis contained in this Proxy Statement.

  Special Committee

        In May 2006, the Board of Directors formed a special committee (the "Special Committee") to consider strategic alternatives available to the Company. Mr. Toy was designated the Chairman of the Special Committee and Messrs. Clarke, Horner and Lenzmeier were appointed as members. The Special Committee completed its work in May 2007.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consisted of Messrs. Clarke, Horner, Lenzmeier and Toy during the 2007 fiscal year. All members of the Compensation Committee during 2007 were independent directors in accordance with the applicable independence requirements of the NASDAQ Marketplace Rules, and none were employees or officers or former employees of the Company. During 2007, no executive officer of the Company served on the compensation committee (or equivalent) or board of directors of another entity whose executive officer(s) served on the Company's Compensation Committee or Board.

Director Compensation for Fiscal Year 2007

        Directors who are our employees receive no additional compensation for serving on the Board of Directors. In fiscal year 2007, our non-employee directors received both cash and equity compensation as described below. In addition, we reimburse all directors for travel and other related expenses incurred in connection with our business, including attending stockholder meetings and meetings of the Board or any Board committee.

        The following table sets forth information concerning compensation paid or accrued for services rendered to us in all capacities by our non-employee directors (other than Mr. Ryan who was appointed to the Board in April 2008) for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)		Total ($)
Jeff Clarke	133,000	24,686	(4)	200,814	(5)	358,500
Larry D. Horner	153,500	25,695	(6)	28,062	(7)	207,257
Allen Lenzmeier	127,000	24,778	(8)	160,312	(9)	312,090
Thomas J. Toy	496,434	24,582	(10)	26,851	(11)	547,867

(1)
Amounts include the following payments in connection with the activities of the Special Committee during 2007: $147,000 to Mr. Toy as Chairman; $58,000 to Mr. Clarke as a member; $58,000 to Mr. Horner as a member; and $55,000 to Mr. Lenzmeier as a member. The Special Committee completed its work in May 2007.

(2)
Amounts shown in the "Stock Awards" column do not reflect compensation actually received by the directors. Instead, the amounts shown are the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"), including amounts for stock awards granted in 2006 and 2007. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. None of the non-employee directors received stock awards prior to 2006. A discussion of the valuation assumptions used for purposes of the SFAS 123(R) calculation is included under Note 14 to our 2007 Consolidated Financial Statements that are part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(3)
Amounts shown in the "Options Awards" column do not reflect compensation actually received by the directors. Instead, the amounts shown are the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS 123(R), including amounts for options granted during and prior to 2007. A discussion of the valuation assumptions used for purposes of the SFAS 123(R) calculation is included under Note 14 to our 2007 Consolidated Financial Statements that are part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(4)
Reflects the compensation costs recognized by us in fiscal 2007 for prior year's and current year's restricted stock grants. The grant date fair value of the 21,552 shares of restricted stock awarded to Mr. Clarke in 2007 was $62,501. As of December 31, 2007, Mr. Clarke had 19,756 shares of unvested restricted stock outstanding.

(5)
Reflects the compensation costs recognized by us in fiscal 2007 for prior years' and current year stock option grants. The grant date fair value of stock options to purchase 43,103 shares of Common Stock granted under the 2006 Equity Incentive Plan ("2006 Plan") in 2007 was $65,792. As of December 31, 2007, Mr. Clarke had 168,423 vested and unvested options outstanding.

(6)
Reflects the compensation costs recognized by us in fiscal 2007 for prior year's and current year restricted stock grants. The grant date fair value of the 24,310 shares of restricted stock awarded to Mr. Horner in 2007 was $70,499. As of December 31, 2007, Mr. Horner had 22,284 shares of unvested restricted stock outstanding.

(7)
Reflects the compensation costs recognized by us in fiscal 2007 for prior years' and current year stock option grants. The grant date fair value of stock options to purchase 48,621 shares of Common Stock granted under the 2006 Plan in 2007 was $74,215. As of December 31, 2007, Mr. Horner had 277,796 vested and unvested options outstanding.

(8)
Reflects the compensation costs recognized by us in fiscal 2007 for prior year's and current year restricted stock grants. The grant date fair value of the 20,517 shares of restricted stock awarded to Mr. Lenzmeier in 2007 was $59,499. As of December 31, 2007, Mr. Lenzmeier had 18,807 shares of unvested restricted stock outstanding.

(9)
Reflects the compensation costs recognized by us in fiscal 2007 for prior years' and current year stock option grants. The grant date fair value of stock options to purchase 41,034 shares of Common Stock granted under the 2006 Plan in 2007 was $62,634. As of December 31, 2007, Mr. Lenzmeier had 166,709 vested and unvested options outstanding.

(10)
Reflects the compensation costs recognized by us in fiscal 2007 for prior year's and current year restricted stock grants. The grant date fair value of the 22,759 shares of restricted stock awarded to Mr. Toy in 2007 was $66,001. As of December 31, 2007, Mr. Toy had 20,862 shares of unvested restricted stock outstanding.

(11)
Reflects the compensation costs recognized by us in fiscal 2007 for prior years' and current year stock option grants. The grant date fair value of stock options to purchase 45,517 shares of Common Stock granted under the 2006 Plan in 2007 was $69,477. As of December 31, 2007, Mr. Toy had 219,507 vested and unvested options outstanding.

  Cash Compensation

        Approximately one-third of the compensation paid to our non-employee directors is comprised of cash. During 2007, the non-employee directors' cash compensation was comprised of the following elements:

Type of Payment	Amount
Chairman of the Board (pro-rated and paid quarterly)	$250,000
Director Retainer (pro-rated and paid quarterly)	$50,000
Audit Committee Chair Fee	$12,500
Compensation Committee Chair Fee	$7,500
Nominating and Governance Committee Chair Fee	$7,500
Audit Committee Member Fee	$5,000
Compensation Committee Member Fee	$4,500
Nominating and Governance Committee Member Fee	$3,500
Credit towards Company Products	$1,000

        No changes have been made to cash compensation as set forth above for non-employee directors for fiscal year 2008.

        In addition to the compensation set forth above, members of the Special Committee of the Board of Directors (see description above) were eligible to receive the following cash payments through May 2007 when the Special Committee concluded its work:

Special Committee Compensation	May 2006-May 2007
Chairman Fee (per month)	$15,000
Chairman Meeting Fee (per meeting)	$2,000
Member Fee (per month)	$10,000
Member Meeting Fee (per meeting)	$1,000

  Equity Compensation

        Approximately two-thirds of the compensation paid to our non-employee directors is comprised of equity: one-third of the aggregate value in stock options, and one-third of the aggregate value in restricted stock. The number of options and shares of restricted stock granted to each non-employee director (other than Mr. Ryan who was appointed to the Board in April 2008) during fiscal year 2007 is set forth below:

Name	Stock Options Granted (#)	Restricted Stock Granted (#)
Jeff Clarke	43,103	21,552
Larry D. Horner	48,621	24,310
Allen Lenzmeier	41,034	20,517
Thomas J. Toy	45,517	22,759

        Each stock option has an exercise price of $2.90 per share, equal to the closing price of the Company's Common Stock on the NASDAQ Stock Market on November 30, 2007, the date of grant. The options and restricted stock vest in equal, monthly installments over a 12-month period beginning on November 30, 2007. The grants were made pursuant to the Company's 2006 Equity Incentive Plan (the "2006 Plan") and are subject to the standard terms and conditions of the forms of restricted stock award and stock option agreements previously approved for use with the 2006 Plan and filed with the SEC.

        Each newly-elected or appointed non-employee director is eligible to receive an option award under the 2006 Plan to purchase 80,000 shares of Common Stock which would vest in equal installments of 25% per year on each of the four anniversaries of the date of grant. Any such grant would be made in accordance with the Company's Equity Award Grant Policy and Procedures more fully described in the Compensation Discussion and Analysis under the section entitled "Equity Grant Practices" contained in this Proxy Statement.

        For further discussion with respect to the Company's policy and procedures relating to equity award grants that apply to non-employee directors and other service providers, please see the section entitled "Compensation Discussion and Analysis—Other Considerations—Equity Grant Practices" contained in this Proxy Statement.

        For further discussion with respect to change of control arrangements applicable to outstanding equity awards, please see the section entitled "Change of Control Provisions in the Equity Compensation Plans" under "Potential Payments upon Termination and Change of Control" contained in this Proxy Statement.

        For further discussion with respect to modifications made to certain outstanding equity awards held by non-employee directors, please see the section entitled "Executive Compensation—Modifications to Outstanding Equity Awards" contained in this Proxy Statement.

Indemnification Agreements

        All of our directors are currently party to indemnification agreements with the Company. The form of indemnification agreement is filed as Exhibit 10.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to beneficial ownership of our Common Stock as of April 1, 2008 (except as otherwise indicated), by: (i) each person who is known to us to own beneficially more than 5% of our Common Stock; (ii) each director of UTStarcom; (iii) each Named Executive Officer; and (iv) all of our current directors and executive officers as a group. Calculations are based on 125,099,129 shares of Common Stock issued and outstanding as of April 1, 2008.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	Percent of Total Outstanding(2)
Entities affiliated with SOFTBANK CORP.(3)	14,651,630	11.7%
Brandes Investment Partners, L.P.(4)	8,094,233	6.5%
Barclays Global Investors, N.A.(5)	7,552,347	6.0%
Hong Liang Lu(6)	4,783,382	3.8%
Francis P. Barton(7)	1,554,848	1.2%
Peter Blackmore	900,000	*
Philip Christopher(8)	305,812	*
David King(9)	148,511	*
Ying Wu(10)	4,720,801	3.8%
Jeff Clarke(11)	159,604	*
Larry D. Horner(12)	294,447	*
Allen Lenzmeier(13)	208,085	*
Bruce J. Ryan**	0	*
Thomas J. Toy(14)	230,460	*
All current directors and executive officers as a group (12 persons)(15)	8,530,705	6.8%

*
Less than 1%.

**
Appointed to the Board of Directors effective April 25, 2008.

(1)
Unless otherwise indicated, the address for all beneficial owners is c/o UTStarcom, Inc., 1275 Harbor Bay Parkway, Alameda, California 94502.

(2)
Under the SEC's proxy rules, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. The information on beneficial ownership in the table and the footnotes is based upon our records and the most recent Schedule 13D or 13G filed by each such person and information supplied to us by such person. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares subject to options which are exercisable within 60 days after April 1, 2008 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

(3)
Information based on Schedule 13G, Amendment No. 2, filed with the SEC on March 28, 2007 by SOFTBANK CORP., SOFTBANK America, Inc, and SOFTBANK Holdings, Inc. Includes 14,651,630 shares registered in the name of SOFTBANK America Inc., a Delaware corporation. SOFTBANK America Inc. is a wholly owned subsidiary of SOFTBANK Holdings Inc., a Delaware corporation. SOFTBANK Holdings Inc. is a wholly owned subsidiary of SOFTBANK CORP., a

  Japanese corporation. Softbank America Inc. has sole power to vote or direct the voting of 14,651,630 shares and sole dispositive power over 14,651,630 shares. The business address for these entities is c/o SOFTBANK CORP., Tokyo Shiodome Blvd., 1-9-1, Higashi-shimbashi, Minato-ku, Tokyo 105-7303 Japan.

(4)
Information based on Schedule 13G filed with the SEC on February 14, 2008, by Brandes Investment Partners, L.P. Includes 8.094,233 shares beneficially and jointly owned by Brandes Investment Partners, L.P., Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson and Jeffrey A. Busby. Each of Brandes Investment Partners, L.P., Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson and Jeffrey A. Busby has shared power to vote or direct the voting of 6,722,748 shares and shared dispositive power over 8,094,233 shares. The business address for Brandes Investment Partners, L.P. is 11988 El Camino Real, Suite 500, San Diego, CA 92130.

(5)
Information based on Schedule 13G filed with the SEC on February 5, 2008 by Barclays Global Investors NA. Includes 7,552,347 shares beneficially and jointly owned by Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Ltd., Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG. Barclays Global Investors NA has the sole power to vote or direct the voting of 4,234,376 shares and sole dispositive power over 5,927,284 shares. Barclays Global Fund Advisors has sole power to vote or direct the voting of 1,622,736 shares and sole dispositive power over 1,622,736 shares. Barclays Global Investors, Ltd. has sole power to vote or direct the voting of 2,327 shares and sole dispositive power over 2,327 shares. Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG have no sole voting power or sole dispositive power. The business address for Barclays Global Investors N.A. is 45 Fremont Street, San Francisco, CA 94105.

(6)
Includes 2,937,622 owned directly, 229,000 shares owned by The Lu Family Limited Partnership, of which Mr. Lu is a general partner, 115,927 shares registered in the name of Lu Charitable Remainder Trust, of which Mr. Lu is the trustee, 14,073 shares registered in the name of the Lu Family Trust of which Mr. Lu is a trustee and of which Mr. Lu and his spouse are beneficiaries, 5,332 shares registered in the name of Mr. Lu's son, and 5,332 shares registered in the name of Mr. Lu's daughter. Mr. Lu may be deemed the beneficial owner of the shares held by his children. Also includes 1,476,096 shares issuable upon exercise of options that are exercisable currently or within 60 days of April 1, 2008.

(7)
Includes 1,178,848 shares owned directly and 367,000 shares issuable upon exercise of options that are exercisable currently or within 60 days of April 1, 2008.

(8)
Includes 26,123 shares owned directly and 279,689 shares issuable upon exercise of options that are exercisable currently or within 60 days of April 1, 2008.

(9)
Includes 122,468 shares owned directly and 26,043 shares issuable upon exercise of options that are exercisable currently or within 60 days of April 1, 2008.

(10)
Ownership as of October 1, 2007. Includes 1,340,687 shares owned directly plus an additional (i) 1,505,500 shares registered in the name of Wu Partners, a California limited partnership, of which Mr. Wu is general partner, (ii) 1,080,000 shares registered in the name of Stonybrook Investors L.P., (iii) 4,868 shares registered in the name of Wu Living Trust, (iv) 4,873 shares registered in the name of Ashley Wu Trust—1998 and (v) 4,873 shares registered in the name of Richard Wu Trust—1998. Ashley Wu and Richard Wu are Mr. Wu's children. Mr. Wu may be deemed the beneficial owner of the shares held by his children's trusts. Also includes 780,000 shares issuable upon exercise of options that are exercisable currently or within 60 days of April 1,

  2008. Mr. Wu's employment as our Executive Vice President and Chairman and Chief Executive Officer of our subsidiary, UTStarcom China Co., Ltd., terminated on June 1, 2007 and Mr. Wu resigned from the Board of Directors on July 24, 2007. As of June 1, 2007, Mr. Wu was vested in options to purchase 780,000 shares of the Company's Common Stock, and those options are exercisable for twelve months from the date of his termination of employment.

(11)
Includes 32,732 shares owned directly and 126,872 shares issuable upon exercise of options that are exercisable currently or within 60 days of April 1, 2008.

(12)
Includes 39,186 shares owned directly and 1,775 shares owned by Mr. Horner's spouse. Also includes 253,486 shares issuable upon exercise of options that are exercisable currently or within 60 days of April 1, 2008.

(13)
Includes 81,893 shares owned directly and 126,192 shares issuable upon exercise of options that are exercisable currently or within 60 days of April 1, 2008.

(14)
Includes 33,711 shares owned directly and 196,749 shares issuable upon exercise of options that are exercisable currently or within 60 days of April 1, 2008.

(15)
Includes 2,897,440 shares issuable upon exercise of options that are exercisable currently or within 60 days of April 1, 2008.

EXECUTIVE OFFICERS

        Our current executive officers and their ages as of April 30, 2008 are as follows:

Name	Age	Position
Hong Liang Lu	53	Chief Executive Officer
Peter Blackmore	61	President and Chief Operating Officer
Francis P. Barton	61	Executive Vice President and Chief Financial Officer
Philip Christopher	59	President of UTStarcom Personal Communications LLC
Mark Green	40	Senior Vice President, Global Human Resources and Real Estate
David King	45	Senior Vice President, International Sales and Marketing
Viraj Patel	45	Vice President, Corporate Controller and Chief Accounting Officer

        Hong Liang Lu has served as our President and Chief Executive Officer and as a director from June 1991 though December 2006, and as Chairman of the Board from March 2003 to December 2006. On January 1, 2007, he assumed the title of Chief Executive Officer. In June 1991, Mr. Lu co-founded UTStarcom, Inc. under its prior name, Unitech Telecom, Inc., which subsequently acquired StarCom Network Systems, Inc. in September 1995. From 1986 through December 1990, Mr. Lu served as President and Chief Executive Officer of Kyocera Unison, a majority-owned subsidiary of Kyocera International, Inc. Mr. Lu served as President and Chief Executive Officer of Unison World, Inc., a software development company from 1983 until its merger with Kyocera in 1986. From 1979 to 1983, Mr. Lu served as Vice President and Chief Operating Officer of Unison World, Inc. Mr. Lu holds a B.S. in Civil Engineering from the University of California at Berkeley.

        Peter Blackmore has served as our President and Chief Operating Officer since July 2007. From 2005 until he joined the Company, Mr. Blackmore served as Executive Vice President in charge of world-wide sales, marketing and technology at Unisys Corporation. Prior to joining Unisys in 2005, he served as Executive Vice President of the Customer Solutions Group at Hewlett-Packard Company from 2004 and as Executive Vice President of the Enterprise Systems Group from 2002 through 2004. From 1991 until its acquisition by Hewlett-Packard in 2002, Mr. Blackmore served in a number of senior management positions with Compaq Computer Corporation, most recently as its Executive Vice President of worldwide sales and services from 2000 through 2002. Mr. Blackmore holds an M.A. in Economics from Trinity College, Cambridge, U.K.

        Francis P. Barton has served as our Executive Vice President and Chief Financial Officer since August 2005 and as a director since October 2006. From May 2003 to July 2005, Mr. Barton was Executive Vice President and Chief Financial Officer of Atmel Corporation. From May 2001 to May 2003, Mr. Barton was Executive Vice President and Chief Financial Officer of BroadVision Inc. From 1998 to 2001, Mr. Barton was Senior Vice President and Chief Financial Officer of Advanced Micro Devices, Inc. From 1996 to 1998, Mr. Barton was Vice President and Chief Financial Officer of Amdahl Corporation. From 1974 to 1996, Mr. Barton worked at Digital Equipment Corporation, beginning his career as a financial analyst and moving his way up through various financial roles to Vice President and Chief Financial Officer of Digital Equipment Corporation's Personal Computer Division. Mr. Barton currently serves on the board of directors of ON Semiconductor Corporation. He holds a B.S. in Chemical Engineering from Worcester Polytechnic Institute and an M.B.A. with a focus in finance from Northeastern University

        Philip Christopher has served as President of UTStarcom Personal Communications LLC, one of our wholly owned subsidiaries, since June 2004. Prior to joining us, Mr. Christopher was President and CEO of Audiovox Communications Corporation and Executive Vice President of Audiovox Corporation. Prior to our acquisition of Audiovox Communications Corporation, Mr. Christopher had been employed with Audiovox Corporation since 1970 and was elected to the company's board of directors in 1987. Mr. Christopher was a member of the White House Economic Council, and also serves on the board of directors of the Cellular Telecommunications Industry Association. Mr. Christopher is also the recipient of numerous industry and humanitarian awards and honors, including the prestigious Ellis Island Medal of Honor.

        Mark Green has served as our Senior Vice President of Global Human Resources and Real Estate since February 2007, and served as our Vice President of Human Resources from January 2006 to January 2007. Prior to joining us, Mr. Green was at Verisign Inc. from June 2005 as the Human Resources Director of Verisign Security Services. From 1992 to 2005, Mr. Green was at Nortel, where he joined their Human Resources Leadership Development Program, rotating through multiple Human Resources areas in the U.K. and the U.S. He then moved to Hong Kong, as International Human Resources Services Manager for the APAC region, returning to the U.S. as Senior Human Resources Business Partner for the Clarify eBusiness-Software Applications Division, then Human Resources Director of Nortel's Enterprise Division. Mr. Green received his BEng(Hons) in Electrical and Electronic Engineering from Leeds University, U.K., and MSc(econ) in Human Resources Management and Industrial Relations from the London School of Economics. He is also a graduate of the Institute of Personnel and Development, U.K.

        David King has served as our Senior Vice President, Sales, and Marketing & Services since March 2006. Prior to joining us, Mr. King was the Chief Executive Officer for Visual Wireless AB from 2004 to 2006. From 1999 to 2004, Mr. King was with Ericsson AB, initially as Vice President, Sales and Marketing for Wireline Systems, then as Vice President, Product Management & Marketing and held the position of Vice President and General Manager, Wireline Systems from 2002 to 2004. From 1996 through 1999 Mr. King was with PriceWaterhouse as a principal consultant and from 1992 to 1996 Mr. King was a senior consultant with Omega Partners. Mr. King was Chairman and non-executive board director for Ascade AB, Stockholm from 2001 to 2004. Mr. King served as an officer in the Royal Marines from 1985 to 1989. He holds a BSc in Electrical Engineering from Liverpool University, and an MBA from the London Business School.

        Viraj Patel has served as our Vice President, Corporate Controller and Chief Accounting Officer since November 2005. Prior to joining us, Mr. Patel was Vice President of Finance for Celera Group from July 2005 to October 2005. Mr. Patel also served as Vice President of Finance for Nektar Therapeutics from March 2004 until June 2005. From November 2003 to March 2004, Mr. Patel served as an interim Corporate Controller for Extreme Networks. From 1999 to 2002, Mr. Patel was the Chief Financial Officer of Avanti Corporation. Prior to joining Avanti Corporation Mr. Patel worked for Pall

Corporation from 1989 through 1999 where he served as the Chief Accounting Officer. Mr. Patel began his career at PricewaterhouseCoopers in 1982. Mr. Patel holds a BBA from Pace University, New York. He is a Certified Public Accountant from the State of New York and is a member of the New York State Society of CPAs and a member of the American Institute of Certified Public Accountants.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Governance of Executive Officer Compensation Program

Role and Members of the Compensation Committee

        The Compensation Committee of the Board of Directors (the "Compensation Committee" or the "Committee") determines compensation for the Company's executive officers. The Committee is currently comprised of four members of the Board of Directors, Messrs. Clarke, Horner, Lenzmeier and Toy, all of whom are independent, non-employee directors. Mr. Toy acted as chairperson of the Committee through April 27, 2007, at which time Mr. Lenzmeier assumed the role. Mr. Clarke was appointed to the Committee on April 27, 2007.

        The Committee is responsible for:

  •
  Approving and overseeing the total compensation package for the Company's executives including their base salaries, incentives, deferred compensation, equity-based compensation, benefits and perquisites;

  •
  Reviewing and approving corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer (the "CEO"), evaluating CEO performance, and determining CEO compensation based on this evaluation;

  •
  Reviewing the CEO's performance evaluation of all executive officers and approving pay decisions; and

  •
  Reviewing periodically and making recommendations to the Board regarding any equity or long-term compensation plans, and administering these plans.

        The Compensation Committee operates according to a charter that details its specific duties and responsibilities. For additional information with respect to the Compensation Committee, please refer to the section entitled "Compensation Committee" at page 13 of this Proxy Statement.

        In 2007, the Compensation Committee delegated authority to a designated management committee (the "Awards Committee") to review and approve equity awards to certain employees and service providers below the corporate vice-president level, in accordance with the Company's Equity Award Granting Policy and Procedures discussed below.

Named Executive Officers

        Our principal executive officer, our principal financial officer and our three most highly compensated executive officers (other than our principal executive officer and principal financial officer) for fiscal year 2007 (our "Named Executive Officers" or "NEOs") are as follows: Hong Liang Lu, Chief Executive Officer; Francis P. Barton, Executive Vice President and Chief Financial Officer; Peter Blackmore, President and Chief Operating Officer; Philip Christopher, President of UTStarcom Personal Communications LLC; and David King, Senior Vice President, International Sales and Marketing. In addition, Ying Wu, our former Chairman and Chief Executive Officer of our China subsidiary, is considered an NEO for 2007 since he would have otherwise been named an NEO based on his total compensation in 2007 but for the fact that he was not serving as an executive officer of the Company at the end of fiscal year 2007. Mr. Wu's employment with us terminated on June 1, 2007.

Process for Evaluating Named Executive Officer Performance and Compensation

        The Compensation Committee generally holds at least four scheduled meetings during the year and holds additional meetings periodically to review and discuss executive compensation issues. The Compensation Committee may also consider and take action by written consent. In 2007, the Compensation Committee met twelve times and acted twice by written consent.

        In the first quarter of each fiscal year, generally in February, the Compensation Committee (i) considers any changes to executive officer base salaries, (ii) makes a determination whether any bonuses will be paid to our executive officers and to what extent, if any, (iii) reviews and approves annual equity grants for our executive officers in accordance with the Company's Equity Award Grant Policy, and (iv) reviews the level of perquisites and benefits provided to each executive officer. As part of its annual process, the Compensation Committee meets to review and evaluate (i) Company performance, (ii) individual performance of each executive officer, and (iii) data related to market practices for executive compensation for each of our executive officers. During these meetings, our CEO reviews and discusses with the Committee the performance and contribution of each executive officer other than himself and each executive officer's achievement of strategic operational and financial goals. While the Compensation Committee may discuss our CEO's performance and compensation package with him, it meets in executive session without him present to determine his compensation. The Committee also has the opportunity to meet with each executive officer to discuss his or her performance during the prior fiscal year as well as goals for the current year.

        The Company's Human Resources department supports the Compensation Committee in its work. The Compensation Committee also has the authority to engage the services of outside advisors, experts and others for assistance. The Compensation Committee did not retain an outside advisor prior to April 2007.

Engagement of and Role of Independent Compensation Consultant

        In April 2007, the Compensation Committee engaged an independent compensation consulting firm, Compensia, Inc., to advise the Compensation Committee and the Board on executive and equity compensation matters. The consulting firm reports directly to the Compensation Committee, and the Compensation Committee has sole authority to hire, fire and direct the work of the advisor. Compensia, Inc. assisted the Compensation Committee in selecting an appropriate peer group to assess executive pay levels, developed compensation "tally sheets" for each NEO, conducted a market pay assessment for each officer, and provided input to the Committee on equity compensation and market trends. Representatives from Compensia attend Compensation Committee meetings at the Committee's invitation.

Role of Executive Management in Compensation Evaluation Process

        Our Chief Executive Officer plays a significant role in the compensation setting process. The key aspects of our Chief Executive Officer's role include (i) evaluating employee performance; (ii) assisting in the establishment of business performance targets and objectives; and (iii) recommending salary levels and equity awards other than for himself. The Compensation Committee considers, but is not bound to and does not always accept, our Chief Executive Officer's recommendations with respect to executive compensation. The Compensation Committee typically follows the Chief Executive Officer's recommendations which are based on the same measurements the Compensation Committee uses for all executives (i.e., market data and individual performance objectives). Our Chief Executive Officer rarely recommends extraordinary adjustments for his direct reports.

        While the Compensation Committee seeks input primarily from our Chief Executive Officer, the Committee consults with other executives, including our Chief Financial Officer and our Senior Vice President, Global Human Resources, to obtain recommendations with respect to Company compensation programs, practices and packages for executives and other employees. The Compensation

Committee also has the opportunity to meet with each executive officer and discuss his or her individual performance, upon request. Other than participating in an annual evaluation process with our Chief Executive Officer and discussions with the Compensation Committee if and as requested, the other NEOs do not play a role in their own compensation determinations.

Executive Compensation Philosophy and Framework

Compensation Objectives

        UTStarcom's compensation program is designed to achieve three primary objectives:

  1.
  Create a high-performance culture by linking rewards to performance;

  2.
  Be competitive with the market in order to attract, retain and motivate the caliber of talent required to drive shareholder value; and

  3.
  Apply reward practices in a fair and consistent manner.

Target Pay Position

        We use three primary pay components to support our compensation objectives: (i) base salary, (ii) annual cash incentive/bonus and (iii) equity. Each is discussed in greater detail below under "Evaluation of Named Executive Officer Compensation." For each of these elements, the Compensation Committee examines peer group compensation practices and targets direct compensation, including base salary, incentive bonus and equity, at approximately the 50th percentile of our primary peer group (as defined in the "Compensation Benchmarking" section below). These target pay positions are the same for all employees in the Company. While equity compensation is generally targeted at 50% of market value, during the Company's February 2008 equity grant process the decreased value of shares of our Common Stock affected our ability to target the 50th percentile of market in value without substantially depleting the pool of shares available for grant to all employees under the 2006 Equity Incentive Plan. Targeting the 50th percentile would have also negatively impacted our equity burn rate. For these reasons, the value of our equity grants for fiscal year 2008 was generally between the 25th and 50th percentile of market practices.

        The Compensation Committee has approved compensation levels for officers above and below the target pay position, based on individual and Company performance, to ensure an appropriate pay-for-performance alignment. This pay-for-performance alignment is further supported by our use of variable, or at-risk, compensation, which is designed to provide that executives receive target or above-target total compensation only to the extent that Company and individual performance objectives have been achieved or exceeded.

        While our pay-for-performance philosophy remains a central part of our compensation objectives, the Company's lack of profitability over a number of years has led to increased concern about our ability to recruit and retain qualified senior management personnel to lead our return to profitability. As a result, the Compensation Committee has taken into consideration recruiting and retention concerns as well as pay-for-performance during its evaluation of executive compensation in fiscal years 2007 and 2008.

Compensation Benchmarking

        We use two peer groups to assess the competitiveness of executive officer compensation practices and levels, as described below. We assess the compensation levels of our NEOs and other executive officers against both peer groups, and we use the secondary peer group to assess compensation levels of all other officers and employees.

        During fiscal year 2007, our "primary" peer group included 107 high technology companies with between $1 billion and $3 billion in revenue, as reported in Radford's High-Technology Executive Survey. The profile of the primary peer group aligned with UTStarcom in terms of size. Our "secondary" peer group included 21 telecom companies with more than $1 billion in annual revenue and was likewise pulled from the Radford High-Technology Executive Survey. The secondary peer group was used as an additional reference point, and is composed of the following companies:

• Alcatel, USA	• Ericsson	• Samsung Telecom America
• Alltel	• Level 3 Communications	• Scientific—Atlanta
• AT&T/SBC	• Motorola	• Sprint Nextel
• Avaya	• NII Holdings	• T-Mobile
• Corning	• Nokia—US	• Tellabs
• DirecTV	• Qualcomm	• Verizon Wireless
• Embarq	• Qwest Communications	• Virgin Mobile

        In October 2007, the Compensation Committee conducted its annual review of the Company's peer groups and made certain adjustments to ensure that the peer groups continued to reflect the market in which UTStarcom competes for talent. For fiscal year 2008, the Compensation Committee determined that, rather than using components of the Radford High-Technology Executive Survey as our primary peer group, our primary peer group would be composed of 21 companies with similar revenue (~0.5x-2.0x) and similar market capitalization (~0.5x-2.0x) as UTStarcom, as set forth below:

• ADC Telecommunications Inc.	• Brocade Communications Systems, Inc.	• JDS Uniphase
• Adaptec, Inc.	• Cohu, Inc.	• LSI Logic Corporation
• Altera Corporation	• Cypress Semiconductor Corporation	• NetGear
• Andrew Corporation	• EMS Technologies, Inc.	• TEKELEC
• Atmel Corporation	• Extreme Networks Inc.	• Tellabs, Inc.
• Black Box Network Services	• Harmonic, Inc.	• Viasat, Inc.
• Brightpoint, Inc.	• Harris Stratex Networks	• Xilinx, Inc.

        The Compensation Committee then determined that our secondary peer group for fiscal year 2008 would be composed of 115 high technology companies with between $1 billion and $3 billion in revenue, as reported in Radford's High-Technology Executive Survey.

Evaluation of Named Executive Officer Compensation

Base Salary

        Base salary is the primary fixed compensation in our executive pay program and is used to attract, motivate and retain highly qualified executives. An individual's initial base salary is determined by his or her levels of expertise, experience and responsibility, as well as competitive conditions in the industry. Annual base salary increases, if any, are a reflection of the executive's performance for the preceding year, anticipated future contributions and pay level relative to similar positions in our peer group. We also take into consideration internal equity with respect to the entire executive team and competitive conditions in the industry, as measured against our peer groups.

  2007 Base Salary Actions

        In February and March of 2007, and as part of its annual process, the Compensation Committee met to evaluate Company performance, individual performance and data related to market practices for executive compensation for each of our executive officers (other than Mr. Blackmore who joined the Company on July 2, 2007 and thus was not part of the 2007 base salary evaluation process). During these meetings, our CEO presented to the Committee his recommendations with respect to executive base salaries other than his own. The base salaries for 2007 as approved by the Compensation

Committee, the percentage increase from 2006 (if any) and the effective date of each increase is as follows:

Named Executive Officer	2006 Base Salary	2007 Base Salary	% Increase from 2006	Effective date
Hong Liang Lu	$700,000	$700,000	0%	N/A
Francis P. Barton	$500,000	$750,000	50%	January 1, 2007
Philip Christopher	$530,000	$550,000	3.6%	March 1, 2007
David King	$340,000	$355,000	4.2%	March 1, 2007
Ying Wu*	$500,000	$550,000	10%	February 1, 2007

*
Mr. Wu's employment with us terminated on June 1, 2007.

        After a review of Company performance and our peer group market data, the Committee did not increase Mr. Lu's base salary for 2007. Mr. Barton's base salary was increased by 50% in light of (i) his assumption of substantially greater duties, including responsibility for the Legal and Business Development departments and (ii) the Compensation Committee's assessment of his criticality to ongoing Company success. Mr. King and Mr. Christopher received merit increases which reflected market data for their positions as well as recognition of their individual performance against targets set forth them in 2006. Mr. King's base salary increase was within budgeted base salary increase guidelines and kept him at the 50th percentile of the market. While Mr. Christopher's base salary increase brought him near the 75th percentile of the market, his increase was in recognition of sustained performance and his Division's contributions to the Company. Mr. Wu's salary was increased to align his compensation with that paid to executives with similar responsibilities who are employed by peer companies with revenue comparable to ours. This increase placed Mr. Wu's cash compensation between the 50th and 75th percentile of our primary peer group for 2007, but below the 50th percentile of our secondary peer group for 2007.

        In May 2007, the Compensation Committee reviewed and considered compensation arrangements for a Chief Operating Officer candidate, taking into consideration the Company's current management structure and the probability that the Chief Operating Officer candidate would be considered as a successor to Hong Liang Lu, the Company's current Chief Executive Officer. In crafting the offer, the Committee considered the appropriate initial base salary level, whether or not a signing bonus would be an incentive to increase the candidate's interest in the position, a restricted cash award since the Company was not able to issue equity at that time, the appropriate performance bonus target as a percentage of annual salary and proposed terms of a change of control agreement. Subsequently, on May 27, 2007, the Company entered into an offer letter agreement with Mr. Peter Blackmore (the "Blackmore Agreement"), pursuant to which Mr. Blackmore was offered the position of President and Chief Operating Officer of the Company. Mr. Blackmore's salary was initially set at $800,000 per year and his target bonus was set at 100% of his base salary. The Compensation Committee took into consideration the probability that Mr. Blackmore would succeed Mr. Lu as CEO of the Company when it established his initial base salary at a level that was over the 75th percentile of our peer group for a COO candidate but was between the 50th and 75th percentile for a CEO candidate. In addition, the Company entered into a Change of Control/Involuntary Termination Severance Agreement with Mr. Blackmore, effective July 2, 2007 (the "Blackmore Severance Agreement"). See "Employment Contracts and Severance Agreements with Named Executive Officers" in the "Potential Payments Upon Termination and Change of Control" section of this Proxy Statement for a description of the material terms of the Blackmore Agreement and the Blackmore Severance Agreement.

  2008 Base Salary Actions

        Similar to the process undertaken for 2007, our CEO presented to the Compensation Committee his 2008 base salary recommendations for the NEOs other than himself in February 2008. After a review of individual and Company performance, as well as market practices for executive compensation within our peer groups, the Compensation Committee made no adjustments to base salaries for our NEOs other than for Mr. King, whose base salary was increased from $355,000 to $366,000 per year (an increase of 3.1% from 2007), effective March 1, 2008, in order to maintain his targeted market position relative to our peer groups. During its deliberations, the Committee proposed an increase to Mr. Lu's base salary in light of its review of our peer group compensation data and taking into consideration the fact that Mr. Lu had not had an increase in base salary since 2004. Mr. Lu subsequently declined any increase in his base salary in light of the Company's financial performance and management's implementation of an effective cost-reduction strategy. In making its other salary assessments, the Committee determined that salaries for Messrs. Barton and Christopher were aligned with the compensation of executives with similar responsibilities within our peer groups and that, in light of his recent hire date, Mr. Blackmore's base salary would not be adjusted in connection with this review.

Bonus

  Discretionary Bonus Program

        UTStarcom's annual bonus program is a discretionary, variable cash incentive program designed to reward executives (as well as all employees) for achieving key operational goals. The use of a discretionary bonus program provides the Compensation Committee with the flexibility needed to address pay-for-performance goals as well as recruiting and retention concerns in a "turnaround" environment. The target annual incentive percentage for each executive represents the percentage of his or her base salary that may be paid if the Company's actual performance equals an income target established at the beginning of the year. Once the Committee establishes that payouts will occur, as determined by actual company performance at year-end, the Committee may apply negative or positive discretion to adjust the actual award. In addition, at the beginning of each fiscal year, the Compensation Committee approves specific goals for each executive officer that reflect the process of "management by objective" (the "MBOs") and which are also used to measure performance in the upcoming year for the purpose of determining bonus and equity awards. MBO goals include financial performance goals with a focus on returning the Company to profitability, as well as other operating goals for each executive. Metrics for non-CEO executive officers are set by the CEO and approved by the Compensation Committee.

  Non-Discretionary Bonus Awards

        Several of our executive officers have bonus arrangements that are set forth in employment or other agreements with the executive officer. Mr. Christopher's annual bonus is nondiscretionary and equals 2% of annual earnings before taxes of our Personal Communications Division of which he is President. Fifty percent of Mr. King's bonus is nondiscretionary and consists of sales commissions. Any amounts paid by us in connection with such agreements are disclosed in the "Long Term Non-Equity Incentive Compensation" column of the Summary Compensation Table.

  2008 Bonus Payouts for 2007 Performance

        In February 2008, Mr. Lu, our CEO, presented recommendations to the Compensation Committee for bonus payments to the NEOs other than himself, based on operating income results and his assessment of their performance during the 2007 fiscal year. The Compensation Committee retained the authority to assess Mr. Lu's performance in connection with the bonus payout process. Fifty percent of Mr. Lu's MBOs are based on his meeting or exceeding targets for profit, bookings, revenue, gross margin, cash flow and inventory turns, and his remaining MBOs involve corporate level and role specific goals. Eighty percent of Mr. Barton's MBOs relates to his oversight of the finance, legal, compliance, treasury and internal audit functions, and the remaining MBOs are corporate and development specific goals. Fifty percent of Mr. King's target bonus is contingent upon his achievement of MBOs which are discussed below and the remainder is comprised of sales commissions. Messrs. Blackmore and Christopher did not participate in the discretionary bonus program during 2007, as discussed below.

        In connection with this review, the Compensation Committee determined that no bonuses would be paid to the NEOs for 2007, other than bonuses that were nondiscretionary. Mr. Wu was not eligible to receive a bonus for fiscal year 2007 since he was not employed by the Company at the end of the fiscal year. The amounts paid as nondiscretionary bonuses are as follows:

Named Executive Officer	2007 Annual Bonus Target as a Percent of Base Salary (unless otherwise noted)	2007 Bonus Paid		Bonus Paid as Percentage of Target
Peter Blackmore	100%	$400,000	(1)	Per offer letter agreement (see discussion below)
Philip Christopher	2% of Personal Communications Division profit	$821,181	(2)	100%
David King	33.5% of annual salary as sales commission	$72,234	(3)	61%

(1)
Mr. Blackmore's bonus was nondiscretionary for 2007 and was paid in accordance with the terms of his offer letter agreement which provides that he would receive a guaranteed minimum bonus of $400,000 for 2007. For fiscal years after 2007, however, Mr. Blackmore will participate in the discretionary bonus program described above.

(2)
This amount equals 2% of annual earnings before taxes of our Personal Communications Division for fiscal year 2007, of which Mr. Christopher is President.

(3)
Comprised of $72,234 in sales commissions related to his achievement of the following sales targets for 2007: (i) 76% of his bookings goal, (ii) 76% of his collections goal; and (iii) 0% of his contribution margin goal as a result of failing to hit the minimum threshold required for payment. Bookings and collections represents 80% of his total sales target and contribution margin represents 20% of his total sales target. Mr. King is also eligible to participate in the discretionary bonus program and his target bonus percentage for that program equals 33.5% of his annual base salary.

        Based on the Company's financial performance for 2007, the Compensation Committee determined that no bonuses would be paid to the executive officers for 2007, other than as set forth above. Instead, as part of the Company's strategic recovery plan, the Committee restructured the bonus program to provide for a bonus payable to Mr. King as follows: (i) 50% of the target discretionary bonus for which Mr. King would be eligible (i.e., 33.5% of his base salary) would be paid in March 2008 if he met certain strategic operating goals during the fourth quarter of 2007, and (ii) the remaining 50% of the target bonus would be paid in the fourth quarter of 2008 if (a) he met specific performance goals in the first three quarters of 2008 and (b) the Company met its operating income goals for that period. In addition, if the Company succeeds in achieving within 25% of its budgeted income targets as measured at the end of the third quarter of 2008, a multiplier may be applied to Mr. King's bonus calculation. For example, if Mr. King meets 80% of his goals for the first three quarters of 2008 and the Company exceeds its budgeted operating income by 20% (i.e., 120% of target), his bonus for this program would be calculated as follows: bonus = base salary × applicable target bonus as percentage of annual salary × 80% × 120% × 50%. Participants in this bonus program include certain executive officers and vice-presidents of the Company.

        In February 2008, the Compensation Committee assessed Mr. King's performance against his strategic operating goals for the fourth quarter of 2007 and determined that he would be paid $59,108 (50% of his target percentage, or 17% of his base salary) based on his achievement of those strategic operating goals. The Compensation Committee plans to evaluate achievement of the 2008 strategic operating goals as soon as practicable upon the completion of the last measurement period.

Equity Compensation

        Equity compensation is the largest component of UTStarcom's executive officer compensation program. We believe this is an effective way to align the interests of our executive officers with those of our stockholders in order to achieve long-term stockholder value. In designing the equity program, we take into account stockholder concerns about stock usage and dilution. The Compensation Committee limits annual net issuances of stock-based awards, subject to extraordinary events (e.g., acquisitions). The Compensation Committee adjusts this target rate year-to-year based on performance and retention issues, also taking into account market practices. Officers and other employees of the Company are eligible to participate in the 2006 Plan, which was adopted by the Board of Directors and approved by the stockholders in July of 2006. They are also eligible to participate in the Company's Employee Stock Purchase Plan, as described below.

        Both time and performance-based stock awards were granted to the NEOs in 2007 and 2008 based on Company and individual performance. Performance for equity awards is generally measured against the same criteria as discussed in the "Bonus" section above.

  2007 Focal Awards

        On November 30, 2007, in connection with the Company's annual focal award process for 2007 which had been postponed from February 2007 due to the Company's failure to timely file periodic reports with the Securities and Exchange Commission, the Compensation Committee granted certain of the NEOs shares of restricted stock and RSUs under the Company's 2006 Plan, as set forth below. Certain of the awards vest over time, as noted below, but the performance-based awards vest over a period of two years, with the additional requirement of achieving predetermined performance metrics as described below.

Named Executive Officer	Type of Award	Number of Shares	Target Performance Share Award	Vesting Schedule
Hong Liang Lu	Restricted Stock Restricted Stock RSUs	133,543 40,000 —	— — 267,086	4-year time based 100% on November 30, 2008 Performance based
Francis P. Barton	RSUs RSUs	44,781 —	— 89,562	4-year time based Performance based
Peter Blackmore	RSUs RSUs	0 —	— 0	4-year time based Performance based
Philip Christopher	RSUs RSUs	35,712 —	— 71,249	4-year time based Performance based
David King	RSUs RSUs	95,238 —	— 229,885	4-year time based Performance based

        Except as noted above, the time-based awards vest over four years as follows: 25% on each of February 29, 2008, February 27, 2009, February 26, 2010, and February 28, 2011, subject to the NEO remaining a service provider (as defined in the 2006 Plan) through each such date. The number of shares to be earned by each NEO with respect to the performance-based awards was to be determined by the Compensation Committee as soon as practicable following the 2007 fiscal year end, based on each executive's achievement of certain management performance objectives including (i) achievement of corporate financial measures such as bookings, gross margin, revenue, operating profit, cash flow, inventory turns, contribution margin, cost reduction and cash collections, (ii) achievement of certain corporate objectives, and (iii) achievement by such NEO of additional individualized performance objectives reviewed and approved by the Compensation Committee. Mr. Blackmore did not participate in the program for 2007 because he had received an equity grant in connection with his initial employment and was not an employee for all of fiscal year 2007. Mr. Wu was not eligible to participate in this program since he was not an employee at the time of grant of the performance-based RSUs.

        At its meeting on February 26, 2008, the Committee measured each NEO's performance against the objectives established in November 2007 as described above and determined that the number of performance-based RSUs earned by each NEO was as follows:

Named Executive Officer	Actual RSU Award	Percentage of Actual Award versus Target
Hong Liang Lu	133,543	50%
Francis P. Barton	67,172	75%
Peter Blackmore	—	—
Philip Christopher	71,429	100%
David King	206,897	90%

        The earned RSUs will vest 50% on each of February 29, 2008 and February 27, 2009, subject to the NEO being a service provider (as defined in the 2006 Plan) on each such date. The RSUs that were not earned were forfeited.

  2008 Focal Awards

        In February and March 2008, and in connection with the Company's annual focal award process, the Compensation Committee granted certain of the NEOs shares of restricted stock, RSUs and performance shares under the Company's 2006 Plan, as set forth below. Certain of the awards vest over time, as noted below, but vesting of a majority of the awards is performance-based. The number of shares to be earned by each NEO with respect to the performance-based awards is to be determined by the Compensation Committee as soon as practicable following the 2008 fiscal year end, based on each executive's achievement of certain management performance objectives as described below.

Named Executive Officer	Type of Award	Number of Shares	Target Performance Share Award	Vesting Schedule
Hong Liang Lu	RSUs RSUs Performance Shares Restricted Stock	200,000 33,333 — —	— — 100,000 300,000	4-year time based 100% on February 27, 2009 Performance based Performance based
Francis P. Barton	RSUs RSUs	61,667 —	— 123,333	4-year time based Performance based
Peter Blackmore	RSUs RSUs	85,000 —	— 170,000	4-year time based Performance based
Philip Christopher	RSUs RSUs	50,000 —	— 100,000	4-year time based Performance based
David King	RSUs RSUs	55,000 —	— 110,000	4-year time based Performance based

        Except as noted above, the time-based awards vest over four years as follows: 25% on each of February 29, 2009, February 26, 2010, February 28, 2011, and February 29, 2012, subject to the NEO remaining a service provider (as defined in the 2006 Plan) through each such date.

        The performance-based awards will be earned with respect to each NEO based on management performance objectives established and tailored for each NEO by the Committee for the Company's 2008 fiscal year, including (i) achievement of corporate financial measures such as bookings, gross margin, revenue, operating profit, net income, cash flow, inventory turns, contribution margin, cost reduction and cash collections, and (ii) achievement by such NEO of additional individualized performance objectives reviewed and approved by the Committee. Performance will be measured against the established objectives and, to the extent the established objectives have been achieved, the number of performance-based RSUs, performance shares or shares of restricted stock earned by each NEO shall be determined by the Committee, in its sole discretion, provided that such NEO remains a service provider (as defined in the 2006 Plan) of the Company on the date of determination. Following the determination of the number of RSUs, performance shares or shares of restricted stock earned by each NEO, 50% of the earned awards shall vest on each of February 27, 2009 and February 26, 2010, provided that such NEO remains a service provider of the Company (as defined in the 2006 Plan) on those dates. Performance-based awards that are not earned will be forfeited.

  Retention Program/Equity Incentive for Our Chief Financial Officer

        In November 2007, the Compensation Committee approved the terms of a retention plan for our CFO, Francis P. Barton, after taking into consideration: (i) Mr. Barton's performance during a challenging year, including completing the Company's previously disclosed stock option and historical sales contract investigations, bringing the Company current in its SEC filings and improving the Company's Section 404 compliance process; (ii) the critical nature of Mr. Barton's current and future role in light of anticipated management transitions in fiscal year 2008; and (iii) increasing competition in the market for experienced financial professionals. The Committee also determined that, while the retention incentive described below could be awarded in equity and/or cash, the Committee's intent was to grant equity to the extent possible under the terms of the 2006 Plan in order to increase Mr. Barton's incentive as an owner and shareholder to drive the Company toward profitability.

        The agreement between Mr. Barton and the Company (the "Barton Retention Agreement") provides that the Company will provide a retention incentive to Mr. Barton with a total value of $10 million (the "Retention Incentive"), consisting of a combination of restricted stock, RSUs, performance shares and performance units (together, "Equity") to be granted under the 2006 Plan and/or cash, in the sole discretion of the Compensation Committee. Each installment of the Retention Incentive will be awarded in a combination of Equity, in the Committee's sole discretion, up to the annual maximum amounts permitted under the 2006 Plan after taking into account Mr. Barton's focal awards for each particular year. Because of limits on the maximum amount of Equity that can be granted to an individual in any calendar year under the 2006 Plan, the Committee expects that the Retention Incentive will be awarded over a number of years so that as much of the Retention Incentive can be awarded under the 2006 Plan as possible. Please see the section entitled "Employment Contracts and Severance Agreements with Named Executive Officers" in the "Potential Payments Upon Termination and Change of Control" section of this Proxy Statement for a description of the material terms of the Barton Retention Agreement.

  Employee Stock Purchase Plan

        Our executive officers are eligible to participate in the Company's Employee Stock Purchase Plan (the "ESPP") to the same extent as all employees. The ESPP allows employees to purchase UTStarcom Common Stock at a 15% discount. Up to 15% of an employee's annual base salary, but not more than $25,000, may be allocated to the purchase of the Company's Common Stock under this plan. All of our executive officers other than Mr. Christopher currently participate in the ESPP.

Benefits, Perquisites and Other Compensation

        We provide medical and other benefits to executives that are generally available to other full-time employees, including group term life insurance, expatriate remuneration for those employees who are assigned overseas and who qualify under the terms of our expatriate remuneration plan, tuition reimbursement and a 401(k) plan. The 401(k) plan is a defined contribution plan and, after one year of service, employees are eligible to receive a matching contribution from the Company of up to $5,500. Our NEOs other than Messrs. Blackmore and King participated in our 401(k) plan during 2007 and received matching contributions.

        We also provide the NEOs and certain other executives with additional perquisites including financial planning services (including, in some instances, a tax gross-up with respect thereto), tax assistance payments in connection with our tax equalization policy whereby we provide qualified employees with tax assistance to mitigate the tax differential arising from an employee's international work assignment, business travel accident insurance, a housing allowance and relocation expenses for certain executives who have been asked to relocate to conduct business on behalf of the Company, disability insurance and car/transportation allowances. In addition, in accordance with the terms of Mr. Christopher's initial employment with us, we pay premiums on a term life insurance policy for his benefit.

        The Compensation Committee reviews the perquisites provided to executive officers as part of its overall review of executive compensation. The Compensation Committee has determined the type and amount paid in perquisites to be within the appropriate range of competitive compensation practices. Details about the NEOs' perquisites, including the fiscal year 2007 cost to the Company, are shown in the Summary Compensation Table under the "All Other Compensation" column and the accompanying footnotes.

Post-Employment Obligations

        During 2007, the Company was party to change of control and involuntary termination severance agreements with certain of its NEOs. For a description of the material terms of these agreements, please see "Employment Contracts and Severance Agreements with Named Executive Officers" in the section entitled "Potential Payments Upon Termination and Change on Control" included in this Proxy Statement. The Compensation Committee believes these agreements are in the best interest of the Company's stockholders. As with any public company, the possibility of change of control exists for UTStarcom. Such a change of control typically means a degree of ambiguity for executives about the stability of their employment. The Compensation Committee believes these agreements help to ensure that executives will remain focused on, and committed to, the interests of the business throughout the process of exploring and/or executing a change of control.

        In June 2006, the Compensation Committee adopted the Executive Involuntary Termination Severance Pay Plan (the "Executive Severance Plan"), which extends certain change of control and severance benefits to some of the Company's executive officers, including Mr. King, who do not have individual agreements with the Company. Please see "Employment Agreements and Change of Control Arrangements with Executive Officers Other Than Named Executive Officers" in this Proxy Statement for a description of the material terms of the plan. The Compensation Committee believes that the plan is in the best interests of the Company and its stockholders in that the plan, like the agreements with certain of our NEOs described above, helps to ensure the focus and commitment of our executive team during the process of exploring and/or executing a change of control.

Reasonableness of Compensation

        The Compensation Committee believes it is fulfilling UTStarcom's compensation objectives and in particular, rewarding executive officers in a manner that supports our strong pay-for-performance philosophy. Executive compensation is tied to our performance and is structured to ensure that there is an appropriate balance between our long-term and short-term performance, and also a balance between our operational performance and stockholder return. On average, the target total direct pay position for the NEOs in 2007 was between the 50th and 75th percentile of the primary peer group. The Compensation Committee believes the average target pay position relative to market and pay mix are reasonable and appropriate and are necessary to address recruiting and retention concerns in a "turnaround" environment. Mr. Barton's base salary remains high relative to our peer group; however, as discussed earlier, his salary reflects (i) his assumption of substantially greater duties, including responsibility for the Legal and Business Development departments after the departure of the Company's previous Chief Financial Officer, (ii) the Compensation Committee's assessment of his criticality to ongoing Company success, and (iii) Mr. Barton's extensive senior finance experience.

Other Considerations

Equity Grant Practices

        The Compensation Committee approves all equity grants to our executive officers. During fiscal year 2007, the Company's equity award pool for awards (including new hire grants and any merit or focal awards) to be made during that period was approved by the Board of Directors. A percentage of this total approved pool was designated for distribution to the company executives. Functional Vice Presidents recommended annual equity grants to their supervised employees based on individual performance, with our Chief Executive Officer making recommendations for his direct reports. The Company's Human Resources department then compiled the list of recommendations and presented those recommendations to the Compensation Committee for approval. Any recommendation with respect to equity grants for our Chief Executive Officer was made by the Compensation Committee.

        On April 10, 2007, the Compensation Committee adopted the UTStarcom, Inc. Equity Award Grant Policy and Procedures, which applies to all equity awards from that date forward. In accordance with the Company's equity award grant policy, equity awards to executive officers are considered and approved as follows:

  •
  All equity awards to executive officers are to be approved by the Compensation Committee;

  •
  The Compensation Committee will use its best efforts to approve equity awards at a duly called meeting of the Compensation Committee, and awards will be made by unanimous written consent only if meetings are unable to be held;

  •
  The date of grant of any equity award will be the last trading day in the month in which the Compensation Committee approves the award; and

  •
  For purposes of equity awards that are to be granted at the fair market value of the Company's Common Stock, the fair market value shall be the closing sales price per share of the Company's Common Stock on the date of grant.

        Compensation Committee meetings may be held at any time to consider the approval of equity awards proposed to be provided to new executive officers (including new executive officers resulting from either new hires or promotions, but other than annual focal awards, as described below), but equity awards granted by the Compensation Committee shall become effective as of the last trading day of the month of grant.

        Compensation Committee meetings to consider the approval of annual focal awards to executive officers shall be held during the last two weeks of February of each year, if reasonably practicable, and subject to compliance with applicable laws, rules and regulations. If a meeting cannot be held and/or equity awards cannot be granted in accordance with applicable laws, rules and regulations during this time period, the Compensation Committee shall determine the meeting date for the consideration and approval of focal awards. The Compensation Committee shall meet to approve focal equity awards during an open trading window as such term is defined in the Company's Insider Trading Policy.

        Equity grants made to employees who are not executive officers or corporate vice presidents may be made by the Awards Committee, a management committee duly formed and authorized by the Compensation Committee and consisting of the Company's Chief Financial Officer, Senior Vice President of Human Resources, General Counsel and Chief Accounting Officer. The Awards Committee may grant stock options or restricted stock units and only then in accordance with specific guidelines set by the Compensation Committee. Any award grants approved by the Awards Committee are effective as of the last trading day of the month of grant. Equity grants are made subject to an annual equity pool approved by the Compensation Committee. The approval pool to be awarded by the Awards Committee consisted of 1,000,000 shares in 2007 and will consist of 2,000,000 shares in 2008. This increase to the equity pool reflects the additional authority granted by the Compensation Committee to the Awards Committee to review and award all focal and new hire awards to employees and service providers below the corporate vice president level and within certain established guidelines. The Human Resources Department provides quarterly updates to the Compensation Committee regarding equity usage.

Tax Considerations

        Section 162(m) of the Internal Revenue Code states that public companies cannot deduct compensation paid to certain of its top executive officers in excess of $1 million per officer per year, but excludes from the calculation of the $1 million limit certain elements of compensation, including performance-based compensation, provided that certain requirements are met. We believe it is in our best interest, to the extent practical, to have executive officer compensation be fully deductible under Section 162(m). However, the Compensation Committee also retains the discretion, for competitive reasons, to provide compensation that may not be fully deductible. In a few instances, a portion of our annual bonus payments to certain of our executive officers does not currently qualify as deductible under Section 162(m). The Compensation Committee will continue to evaluate whether it is in the Company's best interest to qualify future incentive awards under Section 162(m). While stock options granted under our 1997 Stock Plan (the "1997 Plan") did not meet the requirements of Section 162(m), future equity awards will be granted under our 2006 Plan, which was approved by our stockholders and therefore meets the requirements under Section 162(m).

Section 409A of the Internal Revenue Code

        Section 409A imposes additional significant taxes in the event an NEO, director or other service provider receives "deferred compensation" that does not satisfy the requirements of Section 409A. Although we do not maintain a traditional nonqualified deferred compensation plan, Section 409A applies to certain severance arrangements and equity awards. Consequently, to assist in avoiding additional tax under 409A, we developed the severance arrangements described above in "Post-Employment Obligations" in a manner intended to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements.

Stock Ownership Guidelines

        Effective January 1, 2006, by the decision of the Nominating and Governance Committee of the Board, the Company imposed minimum stock ownership guidelines for certain executive officers as well as non-executive directors of the Company. Each executive officer is expected to acquire the required number of shares of Common Stock as set forth by the guidelines (which range from 10,000 shares to 50,000 shares, depending on the level of responsibility of the officer) before the later of (i) four years after the effective date of the guidelines or (ii) four years after an officer's appointment to such executive office. All executives required to comply with these guidelines currently meet the ownership requirements. See the section entitled "Stock Ownership Guidelines" in this Proxy Statement for additional information with respect to this program.

REPORT OF THE COMPENSATION COMMITTEE

        The following is the report of the Compensation Committee. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates the information by reference in any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The Compensation Committee of the Board of UTStarcom, Inc. was established on January 31, 1997 and is currently comprised of four members: Messrs. Clarke, Horner, Lenzmeier and Toy. Mr. Lenzmeier, the Chairman of the Compensation Committee, and Messrs. Horner and Toy served on the Committee throughout 2007. Mr. Clarke was appointed to serve on the Compensation Committee on April 27, 2007.

        During 2007, the Compensation Committee was comprised solely of non-employee directors who were each: (i) independent as defined under the NASDAQ Marketplace Rules, (ii) a non-employee director for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (iii) an "outside director" for purposes of Section 162(m) of the Internal Revenue Code. During 2008, the Committee will continue to be comprised of directors who meet these same standards.

        The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this Proxy Statement with management, including UTStarcom's Chief Executive Officer and Chief Financial Officer. Based on this review and discussion, the Compensation Committee recommended to the Board that the "Compensation Discussion and Analysis" section be included in this Proxy Statement.

The Compensation Committee
Allen Lenzmeier, Chairman Jeff Clarke Larry D. Horner Thomas J. Toy

Summary Compensation Table for Fiscal Year 2007

        The following table presents information concerning the total compensation of (i) our principal executive officer, (ii) our principal financial officer, (iii) our three most highly compensated executive officers, other than our principal executive officer and principal financial officer, who were serving as executive officers at the end of our 2007 fiscal year, and (iv) a former executive officer for whom disclosure would have been provided but for the fact that he was not serving as an executive officer at the end of the 2007 fiscal year (the "Named Executive Officers"). No disclosure is provided for fiscal year 2006 for those persons who were not Named Executive Officers in 2006.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Hong Liang Lu Chief Executive Officer	2007 2006	700,000 700,000	0 315,000		312,010 930,549	(2) (3)	295,238 1,376,655	(4) (5)	— —	198,567 18,345	(6) (7)	1,505,815 3,340,549
Francis P. Barton Executive Vice President and Chief Financial Officer	2007 2006	750,000 500,000	0 750,000		3,039,375 586,326	(2) (3)	538,592 823,294	(4) (5)	— —	84,983 101,769	(8) (9)	4,412,950 2,761,389
Peter Blackmore* President and Chief Operating Officer	2007	400,000	500,000	(15)	500,000	(2)	150,000	(4)	—	—		1,550,000
Philip Christopher** President, Personal Communications Division	2007	548,333	—		48,106	(2)	531,469	(4)	821,181	84,864	(10)	2,033,953
David King*** Senior Vice President, International Sales and Marketing	2007	358,742	59,108		257,625	(2)	41,764	(4)	72,246	29,797	(11)	819,282
Ying Wu**** Former Executive Vice President and Chairman	2007 2006	346,175 500,000	0 320,000		(318,136 318,136	)(14) (3)	(316,092 604,808	)(14) (5)	— —	1,504,639 290,038	(12) (13)	1,216,586 2,032,982

*
Mr. Blackmore joined the Company on July 2, 2007.

**
Mr. Christopher was not a Named Executive Officer during fiscal year 2006 and thus, pursuant to SEC guidance, his 2006 compensation is not included on this table.

***
Mr. King was not a Named Executive Officer in fiscal year 2006 and thus, pursuant to SEC guidance, his 2006 compensation is not included on this table.

****
Mr. Wu's employment with the Company terminated on June 1, 2007.

(1)
The amounts listed represent the dollar value of bonuses earned by the Named Executive Officers during the fiscal year covered, regardless of when such bonuses were actually paid.

(2)
Amounts shown do not reflect compensation actually received by the Named Executive Officers. Instead, amounts shown are the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS 123(R), including amounts for stock awards granted in and prior to 2007. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Except for Mr. Blackmore, certain amounts include awards with performance-based vesting conditions, with compensation initially measured under SFAS 123(R) at grant date fair value and re-measured at each financial statement reporting date. The cumulative compensation cost for such awards is adjusted to reflect the fair value at the time the Compensation Committee determines the ultimate number of awards earned. For a discussion on the Compensation Committee's final award determinations based upon the performance-based vesting conditions and the cumulative dollar amount recognized for financial statement reporting in accordance with SFAS 123(R), please see footnotes 1 and 3 to the table entitled "Grants of Plan-Based Awards in Fiscal year 2007" contained in this Proxy Statement. A discussion of the valuation assumptions used for purposes of the SFAS 123(R) calculation is included under Note 14 to our 2007 Consolidated Financial Statements that are part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(3)
Amounts shown do not reflect compensation actually received by the Named Executive Officers. Instead, amounts shown are the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123(R), including amounts for stock awards granted in and prior to 2006. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts include awards with performance-based vesting conditions, with compensation initially measured under SFAS 123(R) at grant date fair value and re-measured at each financial statement reporting date. The cumulative compensation cost for such awards is adjusted to reflect the fair value at the time the Compensation Committee determines the ultimate number of awards earned. A discussion of the valuation assumptions used for purposes of the SFAS 123(R) calculation is included under Note 2 to our 2006 Consolidated Financial Statements that are part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(4)
Amounts shown do not reflect compensation actually received by the Named Executive Officers. Instead, amounts shown are the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS 123(R), including amounts for stock option awards granted in and prior to 2007. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. A discussion of the valuation assumptions used for purposes of the SFAS 123(R) calculation is included under Note 14 to our 2007 Consolidated Financial Statements that are part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. The exercise price of certain stock options granted under option agreements executed in February 2002 was increased from $20.25 per share to $22.93 per share, and the exercise price of certain stock options granted under option agreements executed in July 2002 was increased from $15.72 per share to $20.82 per share. The incremental fair value, computed as of the modification date in accordance with SFAS 123(R), with respect to each such modified award is $0. For a discussion of modifications made to outstanding equity awards held by certain Named Executive Officers, please see the section entitled "Executive Compensation—Modifications to Outstanding Equity Awards" contained in this Proxy Statement.

(5)
Amounts shown do not reflect compensation actually received by the Named Executive Officers. Instead, amounts shown are the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123(R), including amounts for stock option awards granted in and prior to 2006. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. A discussion of the valuation assumptions used for purposes of the SFAS 123(R) calculation is included under Note 2 to our 2006 Consolidated Financial Statements that are part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The exercise price of certain stock options granted under option agreements executed in February 2002 was increased from $20.25 per share to $22.93 per share, and the exercise price of certain stock options granted under option agreements executed in July 2002 was increased from $15.72 per share to $20.82 per share. The incremental fair value, computed as of the modification date in accordance with SFAS 123(R), with respect to each such modified award is $0. For a discussion on modifications made to outstanding equity awards held by certain Named Executive Officers, please see the section entitled "Executive Compensation—Modifications to Outstanding Equity Awards" contained in this Proxy Statement.

(6)
This amount consists of 401(k) match payments in the aggregate amount of $5,500, a premium payment of $1,235 for life insurance coverage under our Business Travel Accident Insurance Policy, $12,000 for financial planning services for executives and a tax gross-up in the amount of $6,817 related thereto, $5,611 as a car allowance, $24,000 for a housing allowance in connection with Mr. Lu's international work assignment, a tax assistance payment of $100,680 paid in connection with our tax equalization policy whereby we provide qualified employees with tax assistance to mitigate the tax differential arising from an employee's international work assignment, $15,000 in taxable relocation benefits in connection with Mr. Lu's international work assignment, a premium payment of $802 for disability insurance and $26,922 as payment for accrued but unused paid time off.

(7)
This amount consists of $12,200 for financial planning services for executives, a premium payment of $645 for life insurance coverage under our Business Travel Accident Insurance Policy and 401(k) match payments in the aggregate amount of $5,500.

(8)
This amount consists of 401(k) match payments in the aggregate amount of $5,500, a premium payment of $1,235 for life insurance coverage under our Business Travel Accident Insurance Policy, $5,000 for financial planning services for executives and a tax gross-up in the amount of $2,782 related thereto, $69,664 for a car allowance and service, and a premium payment of $802 for disability insurance.

(9)
This amount consists of $10,000 for financial planning services for executives, a premium payment of $645 for life insurance coverage under our Business Travel Accident Insurance Policy, $85,624 for a car allowance and service and 401(k) match payments in the aggregate amount of $5,500.

(10)
This amount consists of 401(k) match payments in the aggregate amount of $5,500, a premium payment of $1,235 for life insurance coverage under our Business Travel Accident Insurance Policy, $24,827 as a car allowance, a premium payment of $802 for disability insurance and premium payments in the aggregate amount of $52,500 for a term life insurance policy.

(11)
This amount consists of a premium payment of $1,235 under our Business Travel Accident Insurance Policy, a $15,000 housing allowance, $12,994 in taxable relocation expenses and a premium payment of $568 for disability insurance.

(12)
This amount consists of a severance payment totaling $998,769 in connection with Mr. Wu's termination of employment, 401(k) match payments in the aggregate amount of $5,500, a premium payment of $8,769 under our Business Travel Accident Insurance Policy, $5,000 for financial planning services for executives, $24,000 as a housing allowance paid in connection with Mr. Wu's international work assignment, a tax assistance payment of $462,267 paid in connection with our tax equalization policy whereby we provide qualified employees with tax assistance to mitigate the tax differential arising from an employee's international work assignment and a premium payment of $334 for disability insurance.

(13)
This amount consists of a housing allowance of $48,000 paid in connection with Mr. Wu's international work assignment, a tax assistance payment of $216,413 paid in connection with our tax equalization policy whereby we provide qualified employees with tax assistance to mitigate the tax differential arising from an employee's international work assignment, a tax return filing fee payment of $250, $19,230 for payout of accrued but unused paid time off, a premium payment of $645 for life insurance coverage under our Business Travel Accident Insurance Policy and 401(k) match payments in the aggregate amount of $5,500.

(14)
Amounts shown for stock awards and option awards in 2007 reflect the reversal of compensation cost shown in the table as 2006 compensation in accordance with SFAS No. 123R, resulting from Mr. Wu's forfeiture of performance stock and option awards upon his termination of employment with the Company on June 1, 2007. In accordance with interpretative guidance provided by the Securities and Exchange Commission, only the previously expensed portions of equity awards that were previously included in the Summary Compensation Table have been included.

(15)
This amount includes a $100,000 signing bonus paid in connection with Mr. Blackmore's initial employment and a $400,000 guaranteed bonus paid in accordance with the terms of the Blackmore Agreement, as amended. For the material terms of the Blackmore Agreement, please see the section of this Proxy Statement entitled "Employment Contracts and Severance Agreements with Named Executive Officers."

        Mr. Blackmore's annual base salary for fiscal years 2007 and 2008 is currently set at $800,000 per year. Please see "2008 Base Salary Actions" in the Compensation Discussion and Analysis included in this Proxy Statement for a description of the actions taken by the Compensation Committee with respect to salaries of our Named Executive Officers for fiscal year 2008.

        For a description of the Company's process for determining the payment of discretionary bonuses to certain of its executive officers and the payment of long-term, non-equity incentive compensation to Messrs. Christopher and King, please see the section entitled "Bonus" in the Compensation Discussion and Analysis included in this Proxy Statement.

        From time to time, we enter into offer letters and other agreements with our executive officers. For a description of the material terms of such offer letter agreements and a description of severance and change of control agreements entered into with certain of our executive officers, please see the section entitled "Employment Contracts and Severance Agreements with Named Executive Officers" in the "Potential Payments Upon Termination and Change of Control" section included in this Proxy Statement.

        For a description of material modifications made to certain of the Named Executive Officers' outstanding equity awards, please see the section entitled "Modifications to Outstanding Equity Awards" included in this Proxy Statement.

Grants of Plan-Based Awards

        The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers during the fiscal year ended December 31, 2007.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2007

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)
																	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)		Threshold (#)(4)	Target (#)		Maximum (#)
Hong Liang Lu	11/30/2007 11/30/2007 11/30/2007						0	— — 267,086	(1)	— — 267,086	(1)	40,000 133,543 —	(7) (7)				116,000 387,275 774,549	(3)
Francis P. Barton	11/30/2007 11/30/2007 11/30/2007 11/30/2007 11/30/2007 11/30/2007						0	— — — — — 89,562	(1)	— — — — — 89,562	(1)	44,781 165,657 254,000 300,000 689,655 —	(8) (9) (9) (9) (9)				129,865 480,405 736,600 870,000 2,000,000 259,730	(3)
Peter Blackmore	10/31/2007 10/31/2007 10/31/2007											900,000 — 350,000	(10) (10)	— 750,000 —	(2)(10)	— 3.20 —	2,880,000 1,200,000 1,120,000
Philip Christopher	— 11/30/2007 11/30/2007	0	821,121	(5)	821,121	(5)	0	— 71,429	(1)	— 71,429	(1)	35,714 —	(11)				103,571 207,144	(3)
David King	— 11/30/2007 11/30/2007	0	118,925	(6)	118,925	(6)	0	— 229,885	(1)	— 229,885	(1)	114,943 —	(12)				333,335 666,667	(3)
Ying Wu*	—						—	—						—		—	—

*
Mr. Wu's employment with us terminated on June 1, 2007.

(1)
Represents RSUs granted under the 2006 Plan, with target awards based upon Company and individual performance objectives established and tailored for each Named Executive Officer by the Compensation Committee for our 2007 fiscal year. These objectives included (i) achievement of corporate financial measures such as bookings, gross margin, revenue, operating profit, cash flow, inventory turns, contribution margin, cost reduction and cash collections, (ii) achievement of corporate objectives, and (iii) achievement by such executive officer of additional individualized performance objectives reviewed and approved by the Compensation Committee. On February 26, 2008, the Compensation Committee determined that, subject to vesting requirements, Mr. Lu earned 133,543 shares of Common Stock; Mr. Barton earned 67,172 shares of Common Stock; Mr. Christopher earned 71,429 shares of Common Stock; and Mr. King earned 206,897 shares of Common Stock. Fifty percent of the earned shares vested on February 29, 2008 and the remainder will vest on February 27, 2009. Mr. Wu did not participate in the program because he was no longer employed by us at the time of grant.

(2)
The option was issued to Mr. Blackmore under the 2006 Plan and in accordance with the terms of the Blackmore Agreement, as amended. The options have an exercise price of $3.20 per share, which equals the closing price of our Common Stock on the NASDAQ Stock Market on the date of grant. The options vest 25% on October 31, 2008 and the remaining options vest 1/36th each month thereafter, subject to Mr. Blackmore's continued service to the Company through each such vesting date. The options vest in full in the event of Mr. Blackmore's death or disability.

(3)
The value of the RSUs reflects the dollar amounts initially measured at fair value on the date of grant. The value of the stock award earned by Messrs. Lu, Barton, Christopher, and King was $399,294, $200,843, $213,570, and $618,621, respectively, reflecting the grant date fair value on February 26, 2008, the date the Compensation Committee determined the number of shares of Common Stock earned, and all the conditions required for a "grant date" to occur under SFAS 123(R) have been met. Total recognized compensation cost for such awards will be based on the "grant date" (as defined in SFAS 123(R)) fair value over the vesting period. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. A discussion of the valuation assumptions used for purposes of the SFAS 123(R) calculation is included under Note 14 to our 2007 Consolidated Financial Statements that are part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(4)
There is no threshold (or equivalent item) for the equity incentive plan awards.

(5)
Represents a number equal to 2% of annual earnings before taxes of our Personal Communications Division of which Mr. Christopher is President.

(6)
Represents target sales commission of 33 1/2% of base salary payable upon attainment of at least 75% of each sales target related to bookings, collections and contribution margin under the Company nondiscretionary bonus program. Mr. King was paid $72,246 in sales commissions under this program for 2007. For a description of the Company's bonus programs and Mr. King's payment, see "2008 Bonus Payouts for 2007 Performance" in the Compensation Discussion and Analysis section of this Proxy Statement.

(7)
Granted under the 2006 Plan and vest as follows: 40,000 shares of restricted common stock vest 100% on November 30, 2009; 133,543 shares of restricted common stock vest 25% on each of 2/29/08, 2/27/09, 2/26/10 and 2/28/11.

(8)
Represents RSUs granted under the 2006 Plan and which vest as follows: 25% on each of 2/29/08, 2/27/09, 2/26/10 and 2/28/11.

(9)
Granted under the 2006 Plan and in accordance with the terms of the Barton Retention Agreement, described under "Employment Contracts and Severance Agreements with Named Executive Officers" in this Proxy Statement. The awards vest in full in the event of Mr. Barton's death or disability.

(10)
Granted under the 2006 Plan and in accordance with the terms of the Blackmore Agreement, as amended, described under "Employment Contracts and Severance Agreements with Named Executive Officers" in this Proxy Statement. The awards vest in full in the event of Mr. Blackmore's death or disability.

(11)
Represents RSUs granted under the 2006 Plan and which vest as follows: 50% on each of 2/29/08 and 2/27/09.

(12)
Represents RSUs granted under the 2006 Plan and which vest as follows: 25% on each of 2/29/08, 2/27/09, 2/26/10 and 2/28/11.

Pension Benefits for Fiscal year 2007

        The Named Executive Officers did not receive any benefits from the Company under defined pension or defined contribution plans, other than our tax-qualified 401(k) Plan, during the fiscal year ended December 31, 2007.

Nonqualified Deferred Compensation for Fiscal year 2007

        The Company does not have any non-qualified deferred compensation plan that allows the Named Executive Officers to defer their compensation.

Outstanding Equity Awards at Fiscal Year-End 2007

        The following table sets forth the outstanding equity awards for each Named Executive Officer as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007

	OPTION AWARDS							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Hong Liang Lu	400,000 150,000 100,000 100,000 150,000 75,000 120,000 250,000 234,000 —	— — — — — — — — — —		— — — — — — — — — —	4.50 13.00 15.00 12.50 22.93 20.82 19.04 37.46 6.25 —	(2) (3)	8/31/2009 2/3/2010 10/17/2010 12/20/2010 2/27/2012 7/24/2012 2/2/2013 1/19/2014 2/27/2016 —	— — — — — — — — — 40,000 133,543	(10) (11)	— — — — — — — — — 110,000 367,243	— — — — — — — — — — — 267,086	(20)	— — — — — — — — — — — 734,487
Francis P. Barton	233,334 92,000 — —	166,666 — —	(4)	— — —	8.82 6.25 —		7/31/2015 2/27/2016 —	— — 50,000 44,781 127,586 254,000 165,657	(12) (13) (14) (15) (16)	— — 137,500 123,148 350,862 698,500 455,557	— — — — — — — 89,562	(20)	— — — — — — — 246,296
Peter Blackmore	—	750,000	(5)	—	3.20		10/31/2014	— 900,000 350,000	(17) (18)	— 2,475,000 962,500	— —		— —
Phillip Christopher	154,167 52,084 34,375	45,833 47,916 40,625	(6) (7) (8)	— — —	17.87 6.61 6.25		11/4/2014 11/7/2015 2/27/2016	— — — — 35,714 —	(13)	— — — — 98,214 —	— — — — — 71,429	(20)	— — — — — 196,430
David King	20,834	29,166	(9)		6.92		4/6/2016	— 37,500 114,943	(19) (13)	— 103,125 316,093	— 229,885	(20)	— — — 632,184
Ying Wu*	80,000 75,000 55,000 55,000 100,000 50,000 85,000 200,000 80,000	— — — — — — — — —		— — — — — — — — —	4.50 13.00 15.00 12.50 22.93 20.82 19.04 37.46 6.25	(2) (3)	4/25/2009 2/3/2010 10/17/2010 12/20/2010 2/27/2012 7/24/2012 2/2/2013 1/19/2014 2/27/2016	— — — — — — — — —		— — — — — — — — —	— — — — — — — — —		— — — — — — — — —

*
Mr. Wu's employment as our Executive Vice President and Chairman and Chief Executive Officer of our subsidiary, UTStarcom China Co., Ltd., terminated on June 1, 2007. Pursuant to Mr. Wu's severance agreement, the outstanding stock options will remain exercisable for a period of 12 months following Mr. Wu's last day of employment of June 1, 2007 (but in no event will an option be exercisable for a longer period than the original term of the option).

(1)
Value is based on the closing price of our Common Stock of $2.75 on December 31, 2007, the last trading date of fiscal year 2007, as reported on the NASDAQ Stock Market.

(2)
The exercise price of the stock option was increased from $20.25 per share to $22.93 per share.

(3)
The exercise price of the stock option was increased from $15.72 per share to $20.82 per share.

(4)
The options were granted on August 1, 2005, and are 25% exercisable on the first anniversary of the grant date and 1/36th per month thereafter.

(5)
The options were granted on October 31, 2007 in connection with the commencement of Mr. Blackmore's employment with the Company, and are 25% exercisable on October 31, 2008, and 1/36th per month thereafter.

(6)
The options were granted on November 5, 2004, and are 25% exercisable on the first anniversary of the grant date and 1/36th per month thereafter.

(7)
The options were granted on November 8, 2005, and are 25% exercisable on the first anniversary of the grant date and 1/36th per month thereafter.

(8)
The options were granted on February 28, 2006, and are 25% exercisable on the first anniversary of the grant date and 1/36th per month thereafter.

(9)
The options were granted on April 7, 2006, and are 25% exercisable on the first anniversary of the grant date and 1/36th per month thereafter.

(10)
Represents restricted stock issued on 11/30/2007 that fully vests on 11/30/2008.

(11)
Represents restricted stock issued on 11/30/2007 that vests 25% on 2/29/2008; 2/27/2009; 2/26/2010; and 2/28/2011.

(12)
Represents restricted stock issued upon the exercise of stock purchase rights granted to Mr. Barton on August 1, 2005 in connection with commencement of Mr. Barton's employment with us. The original award of 100,000 shares of restricted stock vests in equal installments of 25,000 shares per year on each of the first four anniversaries of the date of grant.

(13)
Represents restricted stock units granted on 11/30/2007 that vest 25% on 2/29/2008; 2/27/2009; 2/26/2010; and 2/28/2011.

(14)
Represents performance shares with only a service condition granted on 11/30/2007 in accordance with the terms of the Barton Retention Agreement. 172,414 shares of the original grant of 300,000 shares vested on 11/30/2007. The remaining 127,586 shares will vest on 11/30/2008.

(15)
Represents restricted stock issued on 11/30/2007 in accordance with the terms of the Barton Retention Agreement that fully vests on 11/30/2008.

(16)
Represents restricted stock units granted on 11/30/2007 in accordance with the terms of the Barton Retention Agreement that fully vest on 11/30/2008.

(17)
Represents restricted stock issued on 10/31/2007 in connection with the commencement of Mr. Blackmore's employment with the Company. The award of restricted stock vests 25% per year over four years on each one year anniversary of July 2, 2007.

(18)
Represents restricted stock units granted on 10/31/2007 in connection with the commencement of Mr. Blackmore's employment with the Company. The restricted stock units vest 25% per year over four years on each one year anniversary of July 2, 2007, the date Mr. Blackmore joined the Company.

(19)
Represents restricted stock issued upon the exercise of stock purchase rights granted to Mr. King on 7/20/2006 in connection with commencement of Mr. King's employment with the company. The original award of 50,000 shares of restricted stock vests in equal installments of 12,500 shares per year on each of the first four anniversaries of 4/3/2006.

(20)
Represents stock award opportunity, based on Company and individual performance objectives established and tailored for each Named Executive Officer by the Compensation Committee for our 2007 fiscal year. On February 26 , 2008, the Compensation Committee determined, based on Company and individual performance during the 2007 fiscal year, that Mr. Lu earned 133,543 RSUs; Mr. Barton earned 67,172 RSUs; Mr. Christopher earned 71,429 RSUs; and Mr. King earned 206,897 RSUs. The earned RSUs vest 50% each on 2/29/2008 and 2/27/2009.

Option Exercises and Stock Vested in Fiscal year 2007

        The following table presents all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during the fiscal year ended December 31, 2007.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2007

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Hong Liang Lu	—	—	117,000	339,300
Francis P. Barton	—	—	933,069	2,722,119
Peter Blackmore	—	—	—	—
Philip Christopher	—	—	—	—
David King	—	—	12,500	42,234
Ying Wu	—	—	—	—

(1)
Amount is the market price (closing price) of UTStarcom, Inc. common stock on the vesting date less the original purchase price, if any, multiplied by the number of shares of stock or units vesting.

Modifications to Outstanding Equity Awards

        In connection with our voluntary review of our historical equity award grant practices, each of our independent directors, Messrs. Clark, Horner, Lenzmeier and Toy, elected to amend any of his previously granted stock options that may in the future be determined to be discounted stock options under Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"), by executing a Stock Option Amendment Election Form in December 2006. In the event any such previously granted stock option is determined to be a discounted stock option under Section 409A, the affected stock option agreement will be automatically amended to provide for an exercise price not less than the fair market value of the Common Stock subject to option on the effective date of grant.

        Additionally, certain of our Named Executive Officers, including Messrs. Lu, Barton and Wu, executed a Protective Amendment Election Form that amends any stock option agreements previously entered into by and between us and each of Messrs. Lu, Barton and Wu, in the event any such stock option agreements may in the future be determined to have resulted in the above individuals holding discounted stock options under Section 409A. In the event any such previously granted stock option is determined to be a discounted stock option under Section 409A, the affected stock option agreement will be automatically amended to provide for an exercise price not less than the fair market value of the Common Stock subject to option on the effective date of grant.

        Each of Messrs. Lu and Wu also executed an Amendment Election Form that amends the terms of various stock option agreements entered into by and between us and Messrs. Lu and Wu in February and July of 2002. Each Amendment Election Form provides for an adjustment to the exercise price of the applicable stock options, to the extent such options remained unexercised at the time of the election and may constitute discounted stock options under Section 409A, based on preliminary estimates made solely for tax purposes in order to avoid potential adverse tax consequences to Messrs. Lu and Wu and us associated with discounted stock options under Section 409A. The exercise price of applicable stock options granted under the Option Agreements executed in February 2002 was increased from $20.25 per share to $22.93 per share, and the exercise price of grants under the Option Agreements executed in July 2002 was increased from $15.72 per share to $20.82 per share.

POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE OF CONTROL

Employment Contracts and Severance Agreements with Named Executive Officers

        Hong Liang Lu.    On November 30, 2007, we entered into an Amended and Restated Change of Control/Involuntary Termination Severance Agreement with Hong Liang Lu, the Company's Chief Executive Officer (the "Lu Severance Agreement"), which was subsequently amended and restated on January 30, 2008 to bring the agreement into compliance with Section 409A. The Lu Severance Agreement, as amended and restated, amends Mr. Lu's previous Change of Control Severance Agreement with the Company dated January 17, 2003, as previously filed with the SEC. The Lu Severance Agreement has a term of three (3) years from January 30, 2008. Following the expiration of the three (3)-year term, Mr. Lu and the Company may, but are not obligated to, enter into a new agreement. If Mr. Lu's employment continues following the expiration of the three (3)-year term and the Company and Mr. Lu do not enter into a new agreement, Mr. Lu's then current benefits arrangements shall continue in accordance with the terms of the Lu Severance Agreement until the parties agree otherwise.

        The Lu Severance Agreement provides that if Mr. Lu's employment with the Company is terminated as a result of an "involuntary termination" by the Company or terminated by Mr. Lu for "good reason" (as both terms are defined in the Lu Severance Agreement) at any time within eighteen (18) months after a change of control, he shall be entitled to the following severance benefits: (i) twenty-four (24) months of base salary as in effect as of the date of such termination, (ii) two hundred percent (200%) of his full annual performance target bonus for the year in which termination occurs, less applicable withholding, (iii) all equity awards including, without limitation, option grants, restricted stock and stock purchase rights, granted to Mr. Lu prior to the change of control will become fully vested or released from the Company's repurchase right (if any shares of stock purchased by or granted to Mr. Lu prior to the change of control remain subject to that repurchase right) and exercisable as of the date of termination to the extent such equity awards are outstanding and unexercisable or unreleased at the time of such termination, (iv) such equity awards shall be exercisable until the earliest of (a) twelve (12) months from Mr. Lu's date of termination, (b) the latest date the equity award could have expired by its original terms under any circumstances, (c) the tenth (10th) anniversary of the original date of grant of the equity award, or (d) the date provided for under the equity plan under which the award was granted, and (v) an amount equal to twelve (12) months of health insurance premiums for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), at the same level of health (i.e., medical, vision and dental) coverage and benefits in effect for Mr. Lu on the day preceding the date of his termination of employment.

        The Lu Severance Agreement also provides that if Mr. Lu's employment with the Company is terminated as a result of an "involuntary termination" by the Company or terminated by Mr. Lu for "good reason" (both as defined in the Lu Severance Agreement) during the term of the Lu Severance Agreement, apart from a change of control, he shall be entitled to the following severance benefits: (i) twenty-four (24) months of base salary as in effect as of the date of such termination, (ii) one hundred percent (100%) of his full annual performance target bonus for the year in which termination occurs, less applicable withholding, (iii) all equity awards, including without limitation option grants, restricted stock and stock purchase rights, granted to Mr. Lu will become fully vested or released from the Company's repurchase right (if any shares of stock purchased by or granted to Mr. Lu remain subject to such repurchase right) and exercisable to the extent such equity awards are outstanding and unexercisable or unreleased at the time of such termination, (iv) such equity awards shall be exercisable until the earliest of (a) twelve (12) months from his date of termination, (b) the latest date the equity award could have expired by its original terms under any circumstances, (c) the tenth (10th) anniversary of the original date of grant of the equity award, or (d) the date provided for under the equity plan under which the award was granted, and (v) an amount equal to twelve (12) months of health insurance premiums for continuation coverage pursuant to COBRA, at the same level of health (i.e., medical, vision and dental) coverage and benefits in effect for Mr. Lu on the day preceding the date of his termination of employment.

        Severance benefits payable under the terms of the Lu Severance Agreement are payable in a lump sum within thirty (30) days of the date of termination; however, if Mr. Lu is a "specified employee" ("Specified Employee") within the meaning of Section 409A at the time of his termination, then the severance and benefits payable to Mr. Lu pursuant to the Agreement (other than due to death), if any, and any other severance payments or separation benefits which may be considered deferred compensation under Section 409A (together, the "Deferred Compensation Separation Benefits") and which are otherwise due to Mr. Lu on or within the six (6) month period following Mr. Lu's termination will accrue during such six (6) month period and will become payable in a lump sum on the date six (6) months and one (1) day following the date of his termination of employment or the date of his death, if earlier. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. As a condition to receiving severance benefits as described above, Mr. Lu is required to sign a waiver and release of all claims arising out of his termination of employment and a nondisparagement agreement.

        Francis P. Barton.    On July 29, 2005, we entered into an agreement with Francis P. Barton, our Executive Vice President and Chief Financial Officer of the Company (the "Barton Agreement") in connection with his initial employment. The Barton Agreement provides that Mr. Barton shall initially receive an annual salary of $500,000, a signing bonus of $250,000, an annual bonus for the 2005 calendar year of up to $250,000, an option to purchase 400,000 shares of Common Stock of the Company at fair market value on the date of grant and a share purchase right for the purchase of 100,000 shares of Common Stock of the Company at par value. Twenty-five percent of the shares subject to the option vested one year after the date of grant, with the remaining 75% vesting on a monthly basis thereafter, subject to Mr. Barton remaining a service provider of the Company (as defined in the 2006 Plan) through each such date. The shares subject to the share purchase right vest in equal installments of 25% per year on each of the first four anniversaries of the date of grant, subject to Mr. Barton remaining a service provider of the Company (as defined in the 2006 Plan) through each such date.

        We entered into an Amended and Restated Change of Control Severance/Involuntary Termination Agreement with Mr. Barton dated August 23, 2006 (the "Barton Severance Agreement") which was subsequently amended and restated on January 30, 2008 to bring the agreement into compliance with Section 409A. The Barton Severance Agreement has a term of three (3) years from January 30, 2008. Following the expiration of the three (3)-year term, Mr. Barton and the Company may, but are not obligated to, enter into a new agreement. If Mr. Barton's employment continues following the expiration of the three (3)-year term and the Company and Mr. Barton do not enter into a new agreement, Mr. Barton's then current benefits arrangements shall continue in accordance with the terms of the Barton Severance Agreement until the parties agree otherwise.

        The Barton Severance Agreement provides that if Mr. Barton's employment with the Company terminates as a result of an "involuntary termination" (as defined in the Barton Severance Agreement) at any time within eighteen (18) months after a change of control during the term of the Barton Severance Agreement, he shall be entitled to the following severance benefits: (i) twenty-four (24) months of base salary as in effect as of the date of such termination, (ii) one hundred percent (100%) of the bonus for the year in which termination occurs, (iii) all equity awards, including without limitation option grants, restricted stock and stock purchase rights, granted to Mr. Barton prior to the change of control will become fully vested and/or exercisable to the extent such equity awards are outstanding and/or unexercisable at the time of such termination, (iv) such equity awards shall be exercisable until the earliest of (a) twelve (12) months from Mr. Barton's date of termination, (b) the latest date the equity award could have expired by its original terms under any circumstances, (c) the tenth (10th) anniversary of the original date of grant of the equity award, or (d) the date provided for under the equity plan under which the award was granted, and (v) an amount equal to twelve (12) months of health insurance premiums for continuation coverage under COBRA at the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for Mr. Barton on the day immediately preceding the day of his termination of employment.

        The Barton Severance Agreement also provides that if Mr. Barton's employment with the Company terminates as a result of a "regular involuntary termination" (as defined in the Barton Severance Agreement) during the term of the Barton Severance Agreement apart from a change of control, he shall be entitled to the following severance benefits: (i) twenty-four (24) months of base salary as in effect as of the date of such termination, (ii) one hundred percent (100%) of the bonus for the year in which termination occurs, (iii) all equity awards, including without limitation option grants, restricted stock and stock purchase rights, granted to Mr. Barton will become fully vested and/or exercisable to the extent such equity awards are outstanding and/or unexercisable at the time of such termination, (iv) such equity awards shall be exercisable until the earliest of (a) twelve (12) months from Mr. Barton's date of termination, (b) the latest date the equity award could have expired by its original terms under any circumstances, (c) the tenth (10th) anniversary of the original date of grant of the equity award, or (d) the date provided for under the equity plan under which the award was granted, and (v) an amount equal to twelve (12) months of health insurance premiums for continuation coverage under COBRA at the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for Mr. Barton on the day immediately preceding the day of his termination of employment.

        Severance benefits payable under the terms of the Barton Severance Agreement are payable in a lump sum within thirty (30) days of the date of termination; however, if Mr. Barton is a Specified Employee within the meaning of Section 409A at the time of his termination, then the severance and benefits payable to Mr. Barton pursuant to the Barton Severance Agreement (other than due to death), if any, and any other severance payments or separation benefits which may be considered Deferred Compensation Separation Benefits and which are otherwise due to Mr. Barton on or within the six (6) month period following Mr. Barton's termination will accrue during such six (6) month period and will become payable in a lump sum on the date six (6) months and one (1) day following the date of his termination of employment or the date of his death, if earlier. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. As a condition to receiving benefits as described above, Mr. Barton is required to sign a waiver and release of all claims arising out of his termination of employment and a nondisparagement agreement.

        On November 30, 2007, we entered into a retention plan with Mr. Barton, effective November 30, 2007 (the "Barton Retention Agreement"). The Barton Retention Agreement provides that the Company will provide a retention incentive to Mr. Barton with a total value of $10 million (the "Retention Incentive"), consisting of a combination of restricted stock, RSUs, performance shares and performance units (together, "Equity") to be granted under the 2006 Plan and/or cash, in the sole discretion of the Compensation Committee. Each installment of the Retention Incentive will be awarded in a combination of Equity, in the Committee's sole discretion, up to the annual maximum amounts permitted under the 2006 Plan after taking into account Mr. Barton's focal awards for each particular year. The first installment was awarded effective November 30, 2007, the second installment was awarded effective January 29, 2008, and the remaining installments are expected to be awarded each January thereafter. Because of limits on the maximum amount of Equity that can be granted to an individual in any calendar year under the 2006 Plan, the Company expects that the Retention

Incentive will be awarded over a number of years, so that as much of the Retention Incentive can be awarded under the 2006 Plan as possible. For purposes of determining the vested value, the value of Equity to vest will be based on the Fair Market Value (as defined in the 2006 Plan) of the Company's common stock on the applicable date of grant.

        In the event Mr. Barton's employment with the Company terminates in a manner that would trigger the payment of severance benefits under the Barton Severance Agreement, or as a result of his death or "disability" (as defined in the 2006 Plan), Mr. Barton would be entitled to a cash payment equal to the amount of the Retention Incentive that had not been granted in Equity as of the date of such termination of employment. The vesting of any Equity granted as part of the Retention Incentive may also accelerate pursuant to the terms of the Barton Severance Agreement. In addition, if Mr. Barton's employment with the Company terminates as a result of his death or "disability" (as defined in the 2006 Plan), any Equity granted pursuant to the Barton Retention Agreement will vest in full as of the date of termination.

        Peter Blackmore.    On May 27, 2007, we entered into an offer letter agreement with Mr. Peter Blackmore (the "Blackmore Agreement"), pursuant to which Mr. Blackmore was offered the position of President and Chief Operating Officer of the Company. The Blackmore Agreement was subsequently amended by the Compensation Committee on October 25, 2007 and provides that Mr. Blackmore shall receive (i) an annual salary of $800,000, which shall never be reduced below the current level, (ii) a signing bonus of $100,000, (iii) an annual bonus equal to 100% of Mr. Blackmore's annual salary, based upon the Company's performance and achievement of mutually agreed upon performance objectives (an annual bonus for the 2007 calendar year of 50% of Mr. Blackmore's annual salary is guaranteed), and (iv) upon approval of the Board of Directors of the Company, a grant of (a) shares of restricted stock and RSUs (subject to the limitations of the Company's 2006 Equity Incentive Plan) with an aggregate value of $4 million on the date of grant and which will vest as follows: one quarter (25%) of the shares will vest on each annual anniversary of his start date, subject to his continuing to provide services to the Company through each applicable vesting date, and (b) options to purchase shares of common stock of the Company with a value of $1.2 million on the date of grant which will vest as follows: one quarter (25%) of the options will vest on the first anniversary of the date of grant, and the remaining options will vest in equal installments of 1/36th each month thereafter, subject to his continuing to provide services to the Company through each applicable vesting date. In the event of Mr. Blackmore's death or disability, the vesting of his restricted stock, RSUs and stock options will accelerate in full.

        We entered into a Change of Control/Involuntary Termination Severance Agreement with Mr. Blackmore, effective July 2, 2007 (the "Blackmore Severance Agreement") which was subsequently amended and restated on January 30, 2008 to bring the agreement into compliance with Section 409A. The Blackmore Severance Agreement has a term of three (3) years from January 30, 2008. Following the expiration of the three (3)-year term, Mr. Blackmore and the Company may, but are not obligated to, enter into a new agreement. If Mr. Blackmore's employment continues following the expiration of the three (3)-year term and the Company and Mr. Blackmore do not enter into a new agreement, Mr. Blackmore's then current benefits arrangements shall continue in accordance with the terms of the Blackmore Severance Agreement until the parties agree otherwise.

        The Blackmore Severance Agreement provides that if Mr. Blackmore remains employed with the Company through July 2, 2008 (the "Trigger Date") and he is not offered the position of Chief Executive Officer of the Company on or before the Trigger Date, he shall be entitled to the following benefits: (i) twelve (12) months of base salary as in effect as of the Trigger Date, less applicable withholding, payable in a lump sum within thirty (30) days of the Trigger Date; (ii) one hundred percent (100%) of his full annual performance target bonus for the year of the Trigger Date, payable in a lump sum within thirty (30) days of the Trigger Date; (iii) all equity awards, including without limitation stock option grants, restricted stock and stock purchase rights, granted to him by the

Company shall become fully vested, or, as applicable, released from the Company's repurchase right and exercisable as of the Trigger Date to the extent such equity awards are outstanding and unexercisable or unreleased at such date; and (iv) all Mr. Blackmore's outstanding restricted cash awards shall become fully vested, and payable in a lump sum within thirty (30) days of the Trigger Date. The Board and Mr. Blackmore may mutually agree in writing to extend the Trigger Date; provided, however, the Trigger Date cannot be extended beyond February 13, 2009.

        The Blackmore Severance Agreement further provides that if Mr. Blackmore's employment with the Company is terminated as a result of an "involuntary termination" by the Company or terminated by Mr. Blackmore for "good reason" (as both terms are defined in the Blackmore Severance Agreement) at any time within eighteen (18) months after a change of control, he shall be entitled to the following severance benefits: (i) twenty-four (24) months of base salary as in effect as of the date of such termination, less applicable withholding, (ii) two hundred percent (200%) of his full annual performance target bonus and a monthly pro rated amount of his full annual performance bonus for the year in which the termination occurs, (iii) all equity awards, including without limitation stock option grants, restricted stock and stock purchase rights, granted to him by the Company prior to the change of control shall become fully vested, or, as applicable, released from the Company's repurchase right and exercisable as of the date of the termination to the extent such equity awards are outstanding and unexercisable or unreleased at the time of such termination, (iv) such equity awards shall be exercisable until the earliest of (a) twelve (12) months from his date of termination, (b) the latest date the equity award could have expired by its original terms under any circumstances, (c) the tenth (10th) anniversary of the original date of grant of the equity award, or (d) the date provided for under the equity plan under which the award was granted, (v) all Mr. Blackmore's outstanding restricted cash awards shall become fully vested, and (vi) an amount equal to twelve (12) months of health insurance premiums for continuation coverage under COBRA at the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for Mr. Blackmore on the day immediately preceding the day of his termination of employment.

        In addition, the Blackmore Severance Agreement provides that if Mr. Blackmore's employment with the Company is terminated as a result of an "involuntary termination" by the Company or terminated by Mr. Blackmore for "good reason" (as both terms are defined in the Blackmore Severance Agreement) during the term of the Blackmore Severance Agreement apart from a change of control, he shall be entitled to the following severance benefits: (i) twelve (12) months of base salary as in effect as of the date of such termination, less applicable withholding, (ii) one hundred percent (100%) of his full annual performance target bonus for the year in which the termination occurs, (iii) all equity awards, including without limitation stock option grants, restricted stock and stock purchase rights, granted to him by the Company shall become fully vested, or, as applicable, released from the Company's repurchase right and exercisable as of the date of the termination to the extent such equity awards are outstanding and unexercisable or unreleased at the time of such termination, (iv) such equity awards shall be exercisable until the earliest of (a) twelve (12) months from his date of termination, (b) the latest date the equity award could have expired by its original terms under any circumstances, (c) the tenth (10th) anniversary of the original date of grant of the equity award, or (d) the date provided for under the equity plan under which the award was granted, (v) all Mr. Blackmore's outstanding restricted cash awards shall become fully vested, and (vi) an amount equal to twelve (12) months of health insurance premiums for continuation coverage under COBRA at the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for Mr. Blackmore on the day immediately preceding the day of his termination of employment.

        Severance benefits payable under the terms of the Blackmore Severance Agreement are payable in a lump sum within thirty (30) days of the date of termination; provided, however, that if Mr. Blackmore is a Specified Employee within the meaning of Section 409A at the time of his termination, then the severance and benefits payable to Mr. Blackmore pursuant to the Blackmore

Severance Agreement (other than due to death), if any, and any other severance payments or separation benefits which may be considered Deferred Compensation Separation Benefits and which are otherwise due to Mr. Blackmore on or within the six (6)-month period following Mr. Blackmore's termination will accrue during such six (6)-month period and will become payable in a lump sum on the date six (6) months and one (1) day following the date of his termination of employment or the date of his death, if earlier. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. As a condition to receiving severance benefits as described above, Mr. Blackmore is required to sign a waiver and release of all claims arising out of his termination of employment and a nondisparagement agreement.

        Philip Christopher.    We entered into an employment agreement with Philip Christopher, President of UTStarcom Personal Communications LLC, in connection with our acquisition of Audiovox. Under the terms of the agreement with Mr. Christopher dated June 11, 2004 (the "Christopher Employment Agreement"), Mr. Christopher's employment is for a three year term commencing November 1, 2004, the effective date of the acquisition transaction, through November 1, 2007. His annual base salary was set at $500,000 per year and his target bonus opportunity during the term of the agreement was set at 2% of the annual earnings before taxes of the Company's Personal Communications Division, of which he is President. He was also entitled to receive a stock option grant for 200,000 shares of our Common Stock. Following the expiration of Mr. Christopher's Employment Agreement, he became an "at will" employee.

        David King.    Mr. King is a Covered Employee under the Company's Executive Involuntary Termination Severance Pay Plan. Please see the description of the plan set forth below for the material terms of Mr. King's severance benefits in the event of his termination of employment other than for "cause," death or "disability."

        Ying Wu.    On November 14, 2006, we entered into an Amended and Restated Change of Control/Involuntary Termination Severance Agreement with Ying Wu, our then Executive Vice President, Vice Chairman of the Board and Chairman and Chief Executive Officer of our subsidiary, UTStarcom China Co., Ltd. (the "Wu Severance Agreement"). The Wu Severance Agreement provided that if Mr. Wu's employment with us terminated as a result of an involuntary termination at any time within 18 months after a change of control, (i) Mr. Wu would be entitled to 24 months of base salary as in effect as of the date of such termination payable in a lump sum within 30 days of termination, and 100% of the bonus for the year in which termination occurred, (ii) all equity awards, including without limitation option grants, restricted stock and stock purchase rights, granted to Mr. Wu prior to the change of control would become fully vested and/or exercisable, to the extent such equity awards were outstanding and/or unexercisable at the time of such termination, (iii) Mr. Wu would be permitted to exercise such vested equity awards for the shorter period of (a) 12 months from the date of termination and (b) the remaining term of the respective equity awards, and (iv) we would continue to provide Mr. Wu the same level of health coverage as in effect on the day immediately preceding the termination date until the earlier of the date he is no longer eligible to receive continuation coverage pursuant to COBRA, or 12 months from the termination date.

        The Wu Severance Agreement also provided that if Mr. Wu's employment with us terminated as a result of a regular involuntary termination during the period of employment apart from a change of control, (i) Mr. Wu would be entitled to 12 months of base salary as in effect as of the date of such termination, payable in a lump sum within 30 days of termination, and 100% of the bonus for the year in which termination occurred, (ii) all equity awards, including without limitation option grants, restricted stock and stock purchase rights, granted to Mr. Wu would become fully vested and/or exercisable to the extent such equity awards were outstanding and/or unexercisable at the time of such termination, (iii) Mr. Wu would be permitted to exercise such vested equity awards for the shorter period of (a) 12 months from the date of termination and (b) the remaining term of the respective equity awards, and (iv) we would continue to provide Mr. Wu the same level of health coverage as in effect on the day immediately preceding the termination date until the earlier of the date he is no longer eligible to receive continuation coverage pursuant to COBRA or 12 months from the termination date. If Mr. Wu's employment with us terminated other than as a result of a change of control or other involuntary termination, Mr. Wu would not be entitled to receive severance or other benefits under the Wu Severance Agreement.

        Mr. Wu's employment with the Company and its subsidiaries terminated on June 1, 2007. In connection with his termination of employment, Mr. Wu was paid severance benefits for involuntary termination without a change in control in accordance with the terms of the Wu Severance Agreement as described above, in the amount of $998,768.83 (comprised of $550,000 in base salary, $440,000 in bonus, subject to applicable withholding, and $8,768.83 for the balance of his health care premiums).

Employment Agreements and Change of Control Arrangements with Executive Officers Other Than Named Executive Officers

        Executive Involuntary Termination Severance Pay Plan.    Effective June 20, 2006, the Compensation Committee of the Board of Directors adopted the Executive Involuntary Termination Severance Pay Plan which was subsequently amended and restated on January 30, 2008 to bring the plan into compliance with Section 409A (the "Executive Plan"). The Executive Plan extends certain change of control and severance benefits to certain of the Company's executive officers, including Mr. King, who do not have separate agreements with the Company. The Executive Plan is filed as Exhibit 10.30 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

        The following description of the Executive Plan is qualified in its entirety by the actual language of the plan:

        The Executive Plan, as amended and restated effective January 30, 2008, provides for the payment of severance benefits to certain eligible employees, as defined in the Executive Plan (each a "Covered Employee"). Covered Employees under the Executive Plan are designated by the Executive Plan administrator, but generally are Senior Vice President level or above.

        The Executive Plan provides that if the Company (or any parent or subsidiary of the Company) terminates a Covered Employee's employment for other than "cause," death or "disability," or a Covered Employee terminates his or her employment with the Company for "good reason" (as such terms are defined in the Executive Plan), the Covered Employee shall receive the following severance benefits: (i) a lump sum cash payment equal to one (1) year of base pay plus one hundred percent (100%) of the Covered Employee's target bonus for the year of termination, (ii) an amount equal to twelve (12) months of the premiums for continuation coverage under COBRA of each Covered Employee (and any eligible dependents) under the Company's medical, dental and vision plans at the same level of coverage in effect on the severance date, (iii) the Covered Employee shall fully vest in and, if applicable, have the right to exercise, all of his or her outstanding and unvested equity compensation awards, and (iv) all such equity awards (including awards that vest as a result of the Executive Plan) shall be exercisable until the earliest of (a) twelve (12) months from the Covered Employee's date of termination, (b) the latest date the equity award could have expired by its original terms under any circumstances, (c) the tenth (10th) anniversary of the original date of grant of the equity award, or (d) the date provided for under the equity plan under which the award was granted.

        Severance benefits payable under the terms of the Executive Plan are payable in a lump sum within thirty (30) days of the date of termination; however, if the Covered Employee is a Specified Employee within the meaning of Section 409A at the time of such termination, then the severance and benefits payable to the Covered Employee pursuant to the Executive Plan (other than due to death), if any, and any other severance payments or separation benefits which may be considered Deferred Compensation Separation Benefits, which are otherwise due to the Covered Employee on or within the six (6) month period following the Covered Employee's termination will accrue during such six (6) month period and will become payable in a lump sum on the date six (6) months and one (1) day following the date of the Covered Employee's termination of employment or the date of the Covered Employee's death, if earlier. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. As a condition to receiving benefits under the Executive Plan, the Covered Employee is required to sign and not revoke a waiver and release of all claims arising out of the Covered Employee's termination of employment and a nondisparagement agreement. The benefits provided under the Executive Plan are in lieu of any other severance or retention plan benefits available to the Covered Employee and shall be reduced by any severance paid to a Covered Employee under any other plan or arrangement.

Change of Control Provisions in the Company's Equity Compensation Plans

        The 1997 Stock Plan.    Our 1997 Plan provides that, in the event of our proposed dissolution or liquidation, the Board must notify each participant under the 1997 Plan as soon as practicable prior to the effective date of such proposed dissolution or liquidation. The Board has the discretion to allow the participant to exercise his or her option or stock purchase right until 15 days prior to the effective date of such dissolution or liquidation. In the event of our merger with or into another corporation, or the sale of substantially all of our assets, each outstanding option or stock purchase right under the 1997 Plan will be assumed or substituted by the successor corporation. In case the successor corporation refuses to assume or substitute the outstanding option or stock purchase right, such outstanding option or stock purchase right will become fully exercisable for a period of 15 days from the date the participant is notified of such refusal by the Board.

        In addition, the 1997 Plan provides, in general, that a participant whose status as a Service Provider (as defined in the 1997 Plan) is terminated is entitled to exercise his or her option, to the extent such option has vested as of the date of termination, until the earlier of (i) expiration of the option according to its terms, (ii) expiration of a period of 3 months following termination, or (iii) expiration of a period of 12 months following termination as a result of death or disability. The 1997 Plan allows the post-termination exercise period to extend beyond the default term, if the stock option agreement entered into by us and the participant pursuant to the 1997 Plan provides for a longer term.

        Under the Officer and Director Option Agreement approved for use under the 1997 Plan in connection with awards to our directors and officers beginning in December of 2005, if the participant's status as a Service Provider or director is terminated following a change of control, the participant shall be entitled to exercise his or her option, to the extent such option has vested as of the date of such termination, until the earlier of (i) expiration of the option according to its terms, or (ii) expiration of a period of 12 months following the termination of the participant's status as a Service Provider or director.

        The 1997 Plan was terminated in July 2006 effective upon stockholder approval of our 2006 Plan.

        The 2006 Equity Incentive Plan.    Our 2006 Plan provides that in the event a participant in the 2006 Plan terminates service with us and our affiliates, any options which have become exercisable prior to the time of termination will remain exercisable for three months from the date of termination, unless a shorter or longer period of time is determined by the 2006 Plan administrator. If termination was caused by death or disability, any options which have become exercisable prior to the time of termination will remain exercisable for 12 months from the date of termination, unless a shorter or longer period of time is determined by the 2006 Plan administrator. In no event may a participant exercise the option after the expiration date of the option.

        In the event of our change of control, each outstanding award will be assumed or substituted by the successor corporation. In the event the successor corporation refuses to assume or substitute awards granted under the 2006 Plan, all options and stock appreciation rights will fully vest and become exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares, and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the 2006 Plan administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the 2006 Plan administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

        The change of control provisions in the 1997 Plan and 2006 Plan apply to all executive officers.

Estimated Post-Employment Payments and Benefits

        Assuming the termination of employment of the Named Executive Officers took place on December 31, 2007, and based upon the price per share of our Common Stock of $2.75, the closing market price as of December 31, 2007, the estimated payments and benefits that each of the Named Executive Officers would be eligible to receive under various circumstances are set forth in the following charts. Please see the section above entitled "Employment Contracts and Severance Agreements With Named Executive Officers" under "Potential Post-Employment Payments upon Termination and Change of Control" contained in this Proxy Statement for detailed descriptions of the agreements with each of the Named Executive Officers that govern post-employment payments and benefits. No payments are due in the event of voluntary termination of employment or termination of employment for "Cause" as defined in the agreements described above.

  Hong Liang Lu

	Involuntary Without Cause Termination		Termination upon/following Change of Control		Disability(1)	Death(2)
Base Salary ($)	$1,400,000		$1,400,000		$192,000	$500,000
Bonus ($)	$700,000	(3)	1,400,000	(4)	—	—
Accelerated Shares Underlying Outstanding Options ($)(5)	$0		$0		—	—
Accelerated Stock Awards ($)(5)	$1,211,739		$1,211,739		—	—
Health Care ($)	$11,847		$11,847		$11,847	—
TOTAL:	$3,323,586		$4,023,586		$203,847	$500,000

(1)
We provide all active full-time employees with short and long-term disability insurance coverage. In the case of short-term disability, employees will receive 60% of monthly earnings up to a maximum weekly benefit of $3,000 for up to 12 weeks. Any disability beyond 12 weeks will be covered by the long-term disability coverage which provides employees with 60% of monthly earnings up to a maximum monthly benefit of $13,000. The amount represents payments for 12 months of disability under the policies; however, in the event an employee continues to meet the definition of "disability" under the long-term disability policy, long-term disability benefits may continue until an employee's Social Security Normal Retirement Age, as defined in the long-term disability policy.

(2)
We provide all active full-time employees with basic life and accidental death insurance coverage which provides for payment of two times annual earnings to a maximum benefit of $500,000 in the event of death.

(3)
Represents target bonus of 100% of base salary.

(4)
Represents target bonus of 200% of base salary.

(5)
Amounts represent the value of unvested stock options and awards grants as of December 31, 2007 for which the vesting was accelerated. The value of accelerated options is measured as the difference between the fair market value using the closing market price of the Company's Common Stock as of December 31, 2007, the last trading day of fiscal year 2007, of $2.75 multiplied by the number of all stock options that were unvested as of December 31, 2007. For restricted stock awards, it is measured as the fair market value of the stock ($2.75), less the par value cost basis, multiplied by the number of shares of restricted stock that were unvested as of December 31, 2007. As of December 31, 2007, Mr. Lu had no stock options with an exercise price less than $2.75.

  Francis P. Barton

	Involuntary Without Cause Termination		Termination upon/following Change of Control		Disability(1)	Death(2)
Base Salary ($)	$1,500,000		$1,500,000		$192,000	$500,000
Bonus ($)	$750,000	(3)	$750,000	(3)	—	—
Accelerated Shares Underlying Outstanding Options ($)(4)	$0		$0		—	—
Accelerated Stock Awards ($)(4)	$2,011,799		$2,011,799		—	—
Barton Retention Agreement ($)(5)	$5,912,995		$5,912,995		$5,912,995	$5,912,995
Health Care ($)	$15,642		$15,642		$15,642	—
TOTAL:	$10,190,436		$10,190,436		$6,120,637	$6,412,995

(1)
We provide all active full-time employees with short and long-term disability insurance coverage. In the case of short-term disability, employees will receive 60% of monthly earnings up to a maximum weekly benefit of $3,000 for up to 12 weeks. Any disability beyond 12 weeks will be covered by the long-term disability coverage which provides employees with 60% of monthly earnings up to a maximum monthly benefit of $13,000. The amount represents payments for 12 months of disability under the policies; however, in the event an employee continues to meet the definition of "disability" under the long-term disability policy, long-term disability benefits may continue until an employee's Social Security Normal Retirement Age, as defined in the long-term disability policy.

(2)
We provide all active full-time employees with basic life and accidental death insurance coverage which provides for payment of two times annual earnings to a maximum benefit of $500,000 in the event of death.

(3)
Represents target bonus of 100% of base salary.

(4)
Amounts represent the value of unvested stock options and awards grants as of December 31, 2007 for which the vesting was accelerated. The value of accelerated options is measured as the difference between the fair market value using the closing market price of the Company's Common Stock as of December 31, 2007, the last trading day of fiscal year 2007, of $2.75 multiplied by the number of all stock options that were unvested as of December 31, 2007. For restricted stock awards, it is measured as the fair market value of the stock ($2.75), less the par value cost basis, multiplied by the number of shares of restricted stock that were unvested as of December 31, 2007. As of December 31, 2007, Mr. Barton had no stock options with an exercise price less than $2.75.

(5)
Cash payment equal to the amount of the Retention Incentive (as defined in the Barton Retention Agreement) that had not been granted in Equity as of the date of such termination of employment. Applies to terminations of employment that trigger severance payments under the

  Barton Severance Agreement or are as a result of death or Disability (as defined in the Barton Retention Agreement).

  Peter Blackmore

	Involuntary Without Cause/ Good Reason Termination		Termination upon/following Change of Control		Disability(1)	Death(2)
Base Salary ($)	$800,000		$1,600,000		$192,000	$500,000
Bonus ($)	$800,000	(3)	$1,600,000	(4)	—	—
Accelerated Shares Underlying Outstanding Options ($)(5)	$0		$0		—	—
Accelerated Stock Awards ($)(5)	$3,437,500		$3,437,500		—	—
Health Care ($)	$15,642		$15,642		$15,642	—
TOTAL:	$5,053,142		$6,653,142		$207,642	$500,000

(1)
We provide all active full-time employees with short and long-term disability insurance coverage. In the case of short-term disability, employees will receive 60% of monthly earnings up to a maximum weekly benefit of $3,000 for up to 12 weeks. Any disability beyond 12 weeks will be covered by the long-term disability coverage which provides employees with 60% of monthly earnings up to a maximum monthly benefit of $13,000. The amount represents payments for 12 months of disability under the policies; however, in the event an employee continues to meet the definition of "disability" under the long-term disability policy, long-term disability benefits may continue until an employee's Social Security Normal Retirement Age, as defined in the long-term disability policy.

(2)
We provide all active full-time employees with basic life and accidental death insurance coverage which provides for payment of two times annual earnings to a maximum benefit of $500,000 in the event of death.

(3)
Represents target bonus of 100% of base salary.

(4)
Represents target bonus of 200% of base salary.

(5)
Amounts represent the value of unvested stock options and awards grants as of December 31, 2007 for which the vesting was accelerated. The value of accelerated options is measured as the difference between the fair market value using the closing market price of the Company's Common Stock as of December 31, 2007, the last trading day of fiscal year 2007, of $2.75 multiplied by the number of all stock options that were unvested as of December 31, 2007. For restricted stock awards, it is measured as the fair market value of the stock ($2.75), less the par value cost basis, multiplied by the number of shares of restricted stock that were unvested as of December 31, 2007. As of December 31, 2007, Mr. Blackmore had no stock options with an exercise price less than $2.75.

  Philip Christopher

	Involuntary Without Cause Termination	Termination upon/following Change of Control	Disability(1)	Death
Base Salary ($)	—	—	$192,000	$500,000	(2)
Bonus ($)	—	—	—	—
Accelerated Shares Underlying Outstanding Options ($)	—	—	—	—
Accelerated Stock Awards ($)	—	—	—	—
Health Care ($)	—	—	$11,256	—
Insurance Proceeds ($)	—	—	—	$5,000,000	(3)
TOTAL:	—	—	$203,256	$5,500,000

(1)
We provide all active full-time employees with short and long-term disability insurance coverage. In the case of short-term disability, employees will receive 60% of monthly earnings up to a maximum weekly benefit of $3,000 for up to 12 weeks. Any disability beyond 12 weeks will be covered by the long-term disability coverage which provides employees with 60% of monthly earnings up to a maximum monthly benefit of $13,000. The amount represents payments for 12 months of disability under the policies; however, in the event an employee continues to meet the definition of "disability" under the long-term disability policy, long-term disability benefits may continue until an employee's Social Security Normal Retirement Age, as defined in the long-term disability policy.

(2)
We provide all active full-time employees with basic life and accidental death insurance coverage which provides for payment of two times annual earnings to a maximum benefit of $500,000 in the event of death.

(3)
The Company maintains and pays for premiums on a term life insurance policy for the benefit of Mr. Christopher providing a death benefit in the amount of $5,000,000.

  David King

	Involuntary Without Cause Termination		Termination upon/following Change of Control		Disability(1)	Death(2)
Base Salary ($)	$355,000		$355,000		$192,000	$500,000
Bonus ($)	$237,850	(3)	$237,850	(3)	—	—
Accelerated Shares Underlying Outstanding Options ($)(4)	$0		$0		—	—
Accelerated Stock Awards ($)(4)	$1,051,355		$1,051,355		—	—
Health Care ($)	$11,530		$11,530		$11,530	—
TOTAL:	$1,655,735		$1,655,735		$203,550	$500,000

(1)
We provide all active full-time employees with short and long-term disability insurance coverage. In the case of short-term disability, employees will receive 60% of monthly earnings up to a maximum weekly benefit of $3,000 for up to 12 weeks. Any disability beyond 12 weeks will be covered by the long-term disability coverage which provides employees with 60% of monthly earnings up to a maximum monthly benefit of $13,000. The amount represents payments for 12 months of disability under the policies; however, in the event an employee continues to meet the definition of "disability" under the long-term disability policy, long-term disability benefits may continue until an employee's Social Security Normal Retirement Age, as defined in the long-term disability policy.

(2)
We provide all active full-time employees with basic life and accidental death insurance coverage which provides for payment of two times annual earnings to a maximum benefit of $500,000 in the event of death.

(3)
Represents target bonus of 67% of base salary.

(4)
Amounts represent the value of unvested stock options and awards grants as of December 31, 2007 for which the vesting was accelerated. The value of accelerated options is measured as the difference between the fair market value using the closing market price of the Company's Common Stock as of December 31, 2007, the last trading day of fiscal year 2007, of $2.75 multiplied by the number of all stock options that were unvested as of December 31, 2007. For restricted stock awards, it is measured as the fair market value of the stock ($2.75), less the par value cost basis, multiplied by the number of shares of restricted stock that were unvested as of December 31, 2007. As of December 31, 2007, Mr. King had no stock options with an exercise price less than $2.75.

        Ying Wu.    Mr. Wu's employment with the Company and its subsidiaries terminated on June 1, 2007. In connection with his termination of employment, Mr. Wu was paid severance benefits for involuntary termination without a change in control in accordance with the terms of the Wu Severance Agreement as described above, in the amount of $998,768.83 (comprised of $550,000 in base salary, $440,000 in bonus, subject to applicable withholding, and $8,768.83 for the balance of his health care premiums).

Indemnification Agreements

        During 2007, we were party to indemnification agreements with each of our Named Executive Officers other than Messrs. Christopher and King. The form of indemnification agreement is filed as Exhibit 10.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Policies with Respect to Review, Approval or Ratification of Transactions with Related Persons

        Our Audit Committee is responsible for review, approval or ratification of "related-person transactions" between us or our subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of UTStarcom since the beginning of the last fiscal year, and his or her immediate family members. We have adopted written policies and procedures that apply to any transaction or series of related transactions in which our company or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Pursuant to our policy, the following transactions will not be deemed to be related person transactions that require Audit Committee approval:

  •
  Employment of executive officers.    Any employment by us of an executive officer of our Company if: (a) the related compensation is required to be reported in our proxy statement under SEC compensation disclosure rules; or (b) the executive officer is not an immediate family member of another executive officer or director of our company, and the related compensation would have been reported in our proxy statement under SEC compensation disclosure rules if the executive officer was a "Named Executive Officer," and the Compensation Committee approved (or recommended that the Board of Directors approve) such compensation.

  •
  Director compensation.    Any compensation paid to a director if the compensation is required to be reported in our proxy statement under SEC compensation disclosure rules.

  •
  Certain transactions with other companies.    Any transaction with another company at which a related person's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent of that company's total annual revenues.

  •
  Transactions where all shareholders receive proportional benefits.    Any transaction where the related person's interest arises solely from the ownership of a class of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis (e.g., dividends).

  •
  Transactions involving competitive bids.    Any transaction involving a related person where the rates or charges involved are determined by competitive bids.

  •
  Regulated transactions.    Any transaction with a related person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

  •
  Certain banking-related services.    Any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

  •
  Other transactions.    Any other transaction where disclosure of such transaction would not be required pursuant to Item 404 of Regulation S-K, as may be amended from time to time.

Related Party Transactions

        During 2007, we were party to the following related party transactions under the relevant standards:

  SOFTBANK CORP.

        SOFTBANK CORP. is an affiliate of SOFTBANK America, Inc., one of our stockholders holding 10% or more of our Common Stock. Since the beginning of the 2007 fiscal year, we engaged, continue to engage or propose to engage in the following transactions with entities affiliated with SOFTBANK CORP.:

  •
  On July 17, 2003, we entered into a Mezzanine Loan Agreement with BB Modem Rental PLC ("BB Modem"), an affiliate of SOFTBANK CORP. Under the terms of the agreement, we loaned BB Modem $10.1 million at an effective interest rate of 12.01% per annum, for the purpose of investing in a portfolio of ADSL modems and associated modem rental agreements, from Softbank BB Corporation ("Softbank BB"), formerly BB Technologies, an affiliate of SOFTBANK America, Inc. The balance as of December 31, 2006 was $1.0 million, and the loan was paid in full in January 2007.

  •
  During 2007, we recognized aggregate revenue of $67.8 million (includes $5.7 million in sales to NEC Networks & System Integration Corp., Nippon Telecom Sales KK and Oki Electric Industry Co., Ltd. for which Softbank was the ultimate customer) with respect to sales to affiliates of SOFTBANK CORP., including (i) sales of telecommunications equipment to Softbank BB, (ii) sales of equipment and services to Japan Telecom Co., Ltd, a wholly owned subsidiary of SOFTBANK CORP., and (iii) sales of equipment to BB Cable and BB Hikari Dept KK, affiliates of SOFTBANK CORP.

  Audiovox

        Philip Christopher, an executive officer of the Company, also serves as a director of Audiovox Corporation ("Audiovox"). During 2007, the Company paid approximately $2.1 million for information technology services provided by Audiovox.

        The Audit Committee reviewed and ratified each of the transactions described above.

Stock Ownership Guidelines

        Effective January 1, 2006, by the decision of the Nominating and Governance Committee of the Board, the Company put in place minimum stock ownership guidelines (the "Guidelines") for non-employee directors and certain officers of the Company.

        Each officer and non-employee director is expected to acquire the number of shares of Common Stock pursuant to the Guidelines and as described below before the later of four years after (i) January 1, 2006 or (ii) an officer's appointment to such office or a non-employee director's appointment to the Board.

Position	Minimum Share Ownership Requirements
Chief Executive Officer and President	50,000
Executive Vice Presidents	25,000
Senior Vice Presidents/Division Presidents	10,000
Non-Employee Directors	10,000

        The Company reviews compliance with the Guidelines annually. Failure to comply with the Guidelines may result in a reduction in future long-term incentive grants and/or payment of future annual and/or long-term incentive payouts in the form of Common Stock. The Nominating and Corporate Governance Committee has the discretion to waive the Guidelines if compliance would create severe personal hardship for an officer or non-employee director or prevent an officer or non-employee director from complying with a court order. The Nominating and Governance Committee expects that such instances will be rare.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities ("Section 16 Filers"), to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Such Section 16 Filers are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16 Filers complied with all Section 16(a) filing requirements.

10b5-1 Trading Plans

        Each of our officers and directors may enter into a written plan for the automatic trading of securities in accordance with Exchange Act Rule 10b5-1. The Company may also enter into a written plan for the automatic trading of securities in accordance with Rule 10b5-1 with respect to any stock repurchase plan.

Code of Ethics

        We have adopted a Code of Business Conduct and Ethics ("Code of Ethics") that applies to all employees including our principal executive officers. The Code of Ethics is designed to promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we are required to file to the SEC and in other public communications, (iii) compliance with applicable laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Ethics to an appropriate person or entity, and (v) accountability for adherence to the Code of Ethics.

        As a supplement to the Code of Ethics, we have also adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers ("Code of Ethics for Financial Officers"), which is designed to highlight the legal and ethical obligations of the Chief Executive Officer and financial officers. The Code of Ethics for Financial Officers imposes upon applicable officers certain additional internal reporting requirements for acts committed in violation of the Code of Ethics and/or the securities laws.

        Copies of the Code of Ethics and the Code of Ethics for Financial Officers are available on our website at http://investorrelations.utstar.com/governance. Any waiver of the Code of Ethics or Code of Ethics for Financial Officers pertaining to a member of our Board or one of our executive officers will be disclosed on our website at http://investorrelations.utstar.com/governance.

REPORT OF THE AUDIT COMMITTEE

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2007. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates the information by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        Established on January 31, 1997, the Audit Committee is currently comprised of five Non-Employee Directors. Mr. Horner, the Chairman of the Audit Committee, and Messrs. Clarke, Lenzmeier and Toy served on the Audit Committee throughout 2007. Mr. Ryan was appointed to the Audit Committee effective April 25, 2008. The purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting, internal controls and audit functions. The Audit Committee is directly responsible for the appointment, retention, evaluation, compensation, oversight and termination of the Company's independent registered public accounting firm.

        The Audit Committee reviews the results and scope of audit and other services provided by the Company's independent registered public accounting firm and reviews the accounting principles and auditing practices and procedures to be used in the Company's financial reporting process, including its systems of internal control, and in the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent registered public accounting firm for the last fiscal year, PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), is responsible for performing an independent audit of those financial statements. As more fully explained in the Audit Committee's charter, the Audit Committee's responsibility is to provide oversight of and to review those processes.

        The Audit Committee has reviewed and discussed the audited financial statements with management of the Company. Management is responsible for maintaining adequate internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The Audit Committee was kept apprised of the progress of management's assessment of the Company's internal control over financial reporting and provided oversight to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and PricewaterhouseCoopers at meetings throughout the year. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of the Company's internal control over financial reporting. The Audit Committee reviewed this report of management and Item 9A, "Control and Procedures," contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC, as well as PricewaterhouseCoopers' report of independent registered public accounting firm (included in the Company's Annual Report on Form 10-K) relating to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting. The Audit Committee also reviewed with management and PricewaterhouseCoopers (a) the Company's completed, current and planned initiatives to remediate material weaknesses in the Company's internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and (b) the procedures performed by the Company to support certifications by the Company's Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company's periodic filings with the SEC.

        In addition, the Audit Committee has reviewed and discussed the audited financial statements with PricewaterhouseCoopers, including such items as Statement on Auditing Standards No. 61, "Communication with Audit Committees," as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received from the independent registered public accounting firm,

PricewaterhouseCoopers, the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as adopted by the Public Company Accounting Oversight Board, and the Audit Committee has discussed with PricewaterhouseCoopers the independence of the independent registered public accounting firm.

        After review of all discussions and all written correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2007 be included in the Company's Annual Report on Form 10-K.

                      The Audit Committee*

                      Larry D. Horner, Chairman
                      Jeff Clarke
                      Allen Lenzmeier
                      Thomas J. Toy

*
Bruce J. Ryan was appointed to the Audit Committee effective April 25, 2008 and did not participate in the preparation of the Report of the Audit Committee.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2008 and recommends that the stockholders ratify this selection. PricewaterhouseCoopers LLP also audited the Company's financial statements for its fiscal year ended December 31, 2007. The Board expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting and will be available to respond to appropriate questions.

        Stockholder ratification of this selection of PricewaterhouseCoopers LLP as the Company's Independent Public Accounting Firm is not required by the Company's Bylaws or otherwise. However, the Board has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public firm, the Audit Committee will consider whether to retain that firm for the year ended December 31, 2008. Even if the selection is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

PricewaterhouseCoopers LLP Fees for the Fiscal Years Ended December 31, 2007 and 2006

        The aggregate fees billed for professional accounting services by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2007 and 2006 are as follows:

	Fiscal Year Ended December 31,
	2007	2006
Audit Fees(1)	$11,029,000	$16,253,000
Audit-Related Fees(2)	274,000	0
Tax Fees(3)	22,000	26,000
All Other Fees(4)	3,000	3,000

Total Fees	$11,328,000	$16,282,000

(1)
Comprised of fees billed for professional services rendered for the integrated audit of UTStarcom's consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports, and for services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. For 2006, also includes fees incurred in connection with the Company's review of its historical stock option granting practices and the related accounting and the review of historical sales contracts in China.

(2)
For 2007, comprised of professional services related to due diligence and other procedures performed with respect to certain Company acquisition and divestiture efforts.

(3)
Comprised of fees billed for professional services for tax compliance, tax advice and tax planning.

(4)
Comprised of fees for research tools.

        The Audit Committee has determined that the provision to us by PricewaterhouseCoopers LLP of non-audit services as listed above is compatible with PricewaterhouseCoopers LLP maintaining its independence.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has direct responsibility for the appointment, retention, evaluation, compensation, oversight and termination of the independent registered public accounting firm employed by us. In October 2003, the Audit Committee of the Board established a Non-Audit Services Subcommittee. The Non-Audit Services Subcommittee, consisting of Mr. Horner, is authorized to preapprove non-audit services to be performed by our independent registered public accounting firm in amounts not to exceed $50,000 per engagement. Non-audit services to be performed by our independent registered public accounting firm in amounts to exceed $50,000 per engagement will be approved by the Audit Committee. For the fiscal year 2007, there were no audit-related fees, tax fees, or any other non-audit fees that were approved by the Audit Committee pursuant to the "de minimis" exception under Regulation S-X Rule 2-01(c)(7)(i)(C).

Required Vote

        The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008 requires the affirmative vote of the holders of a majority of the shares of the Common Stock that are present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3

APPROVAL OF A STOCK OPTION EXCHANGE PROGRAM FOR EMPLOYEES
(EXCLUDING EXECUTIVE OFFICERS AND DIRECTORS)

        The Board of Directors has determined that it would be in the best interests of the Company and our stockholders to implement a one-time stock option exchange program, as described in detail below, subject to stockholder approval. The option exchange program would permit eligible employees to exchange their outstanding options issued under our 1997 Stock Plan with exercise prices equal to or greater than $6.00 per share for a lesser number of new options to be granted under our 2006 Equity Incentive Plan (the "2006 Plan"). The new options would have an exercise price equal to the closing sales price of our common stock as quoted by NASDAQ on the date of the new grant, or "fair market value." Our executive officers and directors would not be eligible to participate in the exchange program and do not stand to gain from the program other than in their general capacity as stockholders.

        In order to alleviate possible concerns of stockholders regarding the number of shares of our common stock that may become available for future grants of equity awards under our 2006 Plan as a result of the option exchange program, contingent upon stockholder approval of the program, the Board has approved:

  (1)
  amending the 2006 Plan to provide that no more than 3.2 million shares of our common stock would return to the 2006 Plan share reserve and again become available for future grants under the plan as a result of the surrender of outstanding options pursuant to the option exchange program;

  (2)
  amending the 2006 Plan to provide that shares subject to awards granted with an exercise price less than the fair market value on the date of grant (such as restricted stock or restricted stock unit awards) would count against the share reserve as 1.33 shares for every one share subject to such an award;

  (3)
  amending the 2006 Plan to provide that any awarded stock appreciation rights ("SARs") will expire no later than 7 years after the date of grant; and

  (4)
  adopting the burn rate policy described in more detail below to manage the number of shares of common stock that would be covered by awards of equity compensation, which will assist us in keeping our stockholder dilution in line with our industry's norm.

        The Board believes the option exchange program would enhance long-term stockholder value by improving our ability to incentivize and retain our non-executive employees, as well as reducing the Company's equity award "overhang" (that is, the number of shares subject to outstanding equity awards relative to the total number of shares of our common stock outstanding) through the cancellation of outstanding options that currently provide no meaningful retention or incentive value to our employees.

        Stockholder approval is required for the option exchange program under the listing rules of the NASDAQ Global Select Market. Therefore, the Company is seeking stockholder approval to allow for this one-time option exchange under the 1997 Stock Plan and the 2006 Plan. We would seek stockholder approval for any future option exchange or similar program before implementing it.

Required Vote

        We must receive an affirmative vote of a majority of the total number of shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting in order for this proposal to be approved.

Reasons for the Option Exchange Program

        Equity awards have been, and continue to be, a key part of our incentive compensation and retention programs and are designed to motivate and reward employees' efforts. We believe that to develop and market our products, we need to maintain competitive employee compensation and incentive programs.

        Prior to 2005, over 90% of the Company's revenues and profits were derived from sales in China of a second generation ("2G") wireless technology system. In the latter half of 2004, it was widely believed by companies engaged in the Chinese telecommunications market that the Chinese government would begin issuing licenses for the sale of third generation ("3G") wireless technologies in early 2005. In anticipation of such action by the Chinese government, our operator customers dramatically reduced their 2G capital expenditures. At the same time, with the intention of replacing our 2G revenues, we developed a full suite of 3G products to sell in China and also initiated a capital intensive strategy of global diversification. The Chinese government, however, never issued the expected 3G licenses, thus preventing us from selling any of our 3G products, and our global diversification has yet to yield results sizeable enough to offset the decline in China. We believe our stock price, which has fallen significantly over the past few years, reflects, among other things, the dramatic reduction in our China sales.

        As a result of our stock price decline, most of our employees who have been granted stock options are holding options that are substantially "underwater" (meaning the exercise prices of the options are higher than the current market price of our common stock). The weighted average exercise price of options held by our non-executive employees was $14.47 as compared to a $2.69 closing price on March 26, 2008 for our common stock. Consequently, as of March 26, 2008, approximately 99% of the outstanding options held by non-executive employees were underwater. These underwater options do not currently provide meaningful retention or incentive value to our employees, while nevertheless creating an overhang to our stockholders of approximately 10 million shares.

        When considering how best to retain and provide incentives to our employees holding underwater options, we considered several alternatives, including increasing cash compensation and/or granting additional equity awards. Increasing cash compensation would substantially increase our compensation expenses and reduce our cash flow from operations. Granting additional stock options at current market prices or restricted stock units would substantially increase our overhang and cause dilution to our stockholders.

        We then considered a stock option exchange program. We determined that a program under which non-executive employees could exchange underwater options for a lesser number of options with an exercise price equal to the current fair market value of the shares covered by the options was most attractive for a number of reasons, including the following:

  •
  Reasonable, Balanced Incentives.  As described in more detail below, participating employees will surrender fully- or partially-vested options that are substantially underwater for a lesser number of unvested options that will have an exercise price equal to the then current fair market value for the Company's common stock. We believe the grant of a lesser number of options with an exercise price that reflects a more current stock price that vests over time is a reasonable and balanced exchange for underwater options and would have a much stronger current impact on employee retention than do underwater options.

  •
  Restore Retention Incentives.  We rely on skilled and educated scientific, technical, and managerial employees. Competition for these types of employees is intense. We continue to believe that equity awards are an important component of our employees' total compensation. Replacing this component with additional cash compensation in order to remain competitive in the hiring marketplace would have a material adverse effect on the Company. We also believe that substantially underwater options do not have sufficient impact on employee motivation and retention, and that for our employee stock options to serve their intended purposes, they need to be exercisable at least near the current price of our common stock. The failure to address the underwater option issue in the near to medium term will make it more difficult for us to retain our key employees. If we cannot retain these employees, our business, results of operations and future stock price could be adversely affected.

  •
  Overhang Reduction.  Not only do the underwater options have little or no employee retention value, they cannot be removed from our equity award overhang until they are exercised, expire or otherwise terminate (for example, when an employee leaves our employment). The option exchange program would reduce our overhang because participating employees would receive new options covering a lesser number of shares than the number of shares covered by the surrendered options. If all eligible options are exchanged, options to purchase approximately 9,918,050 shares will be surrendered and cancelled, while new options covering approximately 2,427,715 shares will be issued, resulting in a net reduction in the equity award overhang by approximately 7,490,335 shares, or approximately 6.2% of the number of shares of our common stock outstanding as of March 26, 2008.

        Furthermore, in connection with the option exchange program we are able to correct certain of our outstanding options that were granted with an exercise price lower than the fair market value of the Company's common stock on the dates the options were granted. These "discount options," if not corrected, possibly could subject some of our U.S. employees to adverse federal tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A") and possibly other state tax laws. Among the underwater options held by our non-executive employees as of March 26, 2008, options covering approximately 1 million shares had been granted at a discount to fair market value. As part of the option exchange program, non-executive employees with discount options would be permitted to amend their outstanding options to correct the exercise prices (that is, increase the exercise price of the discount option to the fair market value of the underlying shares on the date of grant), thus eliminating the potential Section 409A issue. Corrected discount options would then be eligible to be exchanged for new options.

Description of the Option Exchange Program

Eligible Employees

        For purposes of the option exchange program, we refer to all employees of the Company and its subsidiaries (but excluding our executive officers and directors), residing in a country in which the Company has employees holding underwater options covering 100,000 or more shares in the aggregate, as "eligible employees." Participation in the program would be voluntary. As of March 26, 2008, there were approximately 2,470 eligible employees. The Compensation Committee will have the authority to exclude employees in the non-U.S. jurisdictions if it determines that local law or other constraints makes the participation of employees in a certain country infeasible or impractical.

Eligible Options

        The only options that eligible employees may exchange in the option exchange program are those outstanding options granted prior to July 15, 2006 and having an exercise price greater than or equal to $6.00 per share. As of March 26, 2008, eligible employees were holding eligible options (including discount options) to purchase approximately 10 million shares of our common stock, with a weighted average exercise price of $14.64 per share and a weighted average remaining term of 6.2 years. Notwithstanding anything to the contrary above, in the event that our 52-week common stock closing price high exceeds $6.00 at the time we commence the tender offer, the Compensation Committee will increase the price threshold for stock options eligible for the option exchange program to exclude outstanding options with an original exercise price lower than then current 52-week stock price high. In addition, the program will require an employee holding a discount option to first elect to amend the option to correct the exercise of price before then allowing the employee to elect to exchange the amended option pursuant to the terms of the program. All eligible options that are not exchanged will remain outstanding and in effect in accordance with their existing terms.

Exchange Ratio

        The option exchange program is not a one-for-one exchange. Participants surrendering outstanding options will receive new options covering a lesser number of shares than are covered by the surrendered options. The number of shares underlying an eligible option that is surrendered in the exchange in order to receive 1 share underlying the new option is referred to as the "exchange ratio." The proposed exchange ratio for a surrendered option, including any discount option, would depend on the original exercise price of the surrendered option, with the result rounded to the nearest whole number.

        Shown in the table below are the exchange ratios that we intent to use in the option exchange program based upon assumptions and various calculations, described in more detail below, performed on March 27, 2008, using data available as of March 26, 2008:

If the Exercise Price of an Eligible Option is:	The Exchange Ratio is:
$ 6.00-10.00, then	2.4-for-1
$10.01-15.00, then	5.3-for-1
$15.01-20.00, then	7.8-for-1
$20.01-25.00, then	13.0-for-1
Greater than $25.00, then	15.0-for-1

        For example, if an employee surrenders an eligible option to purchase 5,000 shares with an exercise price of $20.00 per share, that employee would receive a new option to purchase 641 shares (that is, 5,000 divided by 7.8, with the result rounded to the nearest whole number, equals 641).

        The exchange ratios shown in the table above were designed to result in the issuance of new options with a fair value for financial accounting purposes approximately equal to the fair value of the options surrendered in the exchange. We calculated the fair value of the eligible options using the Black-Scholes option valuation model. For this purpose, we used the following factors:

            (i)  original exercise price,

           (ii)  assumed value of $2.69 per share of our common stock (the closing price as of March 26, 2008),

          (iii)  expected volatility of our common stock of 62.9%,

          (iv)  a term equal to the lesser of (A) the remaining contractual life of the stock option and (B) a fixed expected term of 3.5 years,

           (v)  risk-free rates between 0.37% and 3.34%, and

          (vi)  no expected dividends.

        We then established the five exchange ratios set forth above based on the average Black-Scholes value of the eligible options having exercise prices within a specified range for each ratio, as compared to the Black-Scholes value of one share of our common stock underlying an option to be issued in the option exchange program.

        The following table summarizes information regarding the options eligible for exchange in the program, as of March 26, 2008:

Exercise Price of Eligible Options	Number of Shares Underlying Eligible Options	Weighted Average Price of Eligible Options ($)	Weighted Average Remaining Term of Eligible Options (Years)	Exchange Ratio	Maximum Number of New Options that May be Granted Upon Surrender of Eligible Options
Greater than or equal to $6.00 per share, but less than $10.01 per share	4,304,231	6.56	7.2	2.4-for-1	1,793,414
Greater than or equal to $10.00 per share, but less than $15.01 per share	1,568,115	12.05	5.5	5.3-for-1	295,891
Greater than or equal to $15.01 per share, but less than $20.01 per share	980,467	18.31	4.8	7.8-for-1	125,686
Greater than or equal to $20.01 per share, but less than $25.01 per share	821,306	21.16	3.5	13.0-for-1	63,155
Greater than or equal to $25.01	2,243,931	27.95	5.4	15.0-for-1	149,569
TOTAL:	9,918,050	14.64	6.2		2,427,715

        If the market price of our common stock prior to the commencement of the option exchange program has increased or decreased such that the exchange ratios set forth above would no longer result in the issuance of new options with an aggregate fair value for financial accounting purposes approximately equal to the aggregate fair value of the options eligible for exchange, the Compensation Committee will have the discretion to adjust the exchange ratios accordingly.

Term and Vesting Schedule

        The new options will expire on the same dates as the options they replace, subject to a maximum term of 7 years. The new options will have a vesting schedule that depends upon the remaining term of the original eligible option being surrendered as shown in the table below:

If the Remaining Term of the Original Eligible Option is:	Then Vesting for the New Option is:
More than 2 years from the date of the option exchange	50% of the shares covered by the new option will vest on the first anniversary of the option exchange, and the remaining 50% of the shares covered by the new option will vest on the second anniversary of the option exchange, assuming continued service to the Company through the vesting dates.
Less than 2 years from the date of the option exchange	100% of the shares covered by the new option will vest on the first anniversary of the option exchange, assuming continued service to the Company through the vesting date.

        Notwithstanding the foregoing, in no event will a new option vest sooner than provided in the vesting schedule of the original eligible option it replaces. As of March 26, 2008, approximately 77% of the shares covered by the eligible options already were vested.

Implementing the Option Exchange Program

        We have not commenced the option exchange program and will not do so unless our stockholders approve this proposal. If the Company receives stockholder approval of the program, the program may commence at a time determined by the Company, with terms expected to be materially similar to those described in this proposal. However, even if the stockholders approve the program, the Board may still later determine not to implement the program. It is currently anticipated that the program will commence as promptly as practicable following approval of this proposal by our stockholders; provided, however, that if the program does not commence within six months of stockholder approval, the Company will not commence the program without again seeking and receiving stockholder approval.

        Upon the commencement of the option exchange program, employees holding eligible options would receive written materials explaining the precise terms and timing of the program (an "offer to exchange"). Employees would be given at least 20 business days to elect to exchange some or all of their eligible options. Employees with discount options would be required to first elect to have the exercise prices of their outstanding options corrected before being permitted to exchange their current options for new options. Employees would make these elections by filling out an election form which would be distributed to them as part of the offer to exchange and submitting the form to the Company's designated representative within the 20 business day period (or such longer period as we choose to keep the offer open). After the offer to exchange is closed, discount options submitted for the exchange would be amended to correct the original exercise price and then all eligible options that were surrendered for exchange would be cancelled, and the Compensation Committee would approve the grants of the new, replacement options in accordance with the applicable exchange ratio. All new options will be granted under the 2006 Plan, as amended according to this proposal. Regardless of the type of option being surrendered, all new options granted pursuant to the option exchange program will be non-qualified stock options.

        At or before commencement of the option exchange program, we would file the offer to exchange with the Securities and Exchange Commission (the "SEC") as part of the tender offer statement on Schedule TO. Employees, as well as stockholders and members of the public, would be able to obtain the offer to exchange and other documents we file with the SEC free of charge from the SEC's website at www.sec.gov.

Amendments to the 2006 Plan

        Currently, the 2006 Plan provides that all shares subject to cancelled or surrendered options under the 1997 Stock Plan would become available for future grants under the 2006 Plan. In the event that the stockholders approve the option exchange program, the Board will amend the 2006 Plan to provide that no more than 3.2 million shares of our common stock would return to the 2006 Plan share reserve as a direct result of the surrender of outstanding options pursuant to the option exchange program. This amendment would limit the potential future dilution to the stockholders as a result of shares being returned to the share reserve as a result of the cancellation of surrendered eligible options pursuant to the program.

        Also, in the event that the stockholders approve the option exchange program, the Board will amend the 2006 Plan to provide that shares subject to awards granted, after the time of the amendment, with an exercise price less than the fair market value on the date of grant (such as restricted stock unit awards) will count against the share reserve as 1.33 shares for every one share subject to such an award. To the extent that a share that was subject to an award that counted as 1.33 shares against the plan share reserve pursuant to the preceding sentence is returned to the plan, the plan reserve will be credited with 1.33 shares that will thereafter be available for issuance under the plan. Currently, all grant types count against the share reserve as 1 share for every 1 share subject to the award. This amendment would limit the potential future dilution to stockholders as a result of the

Company granting certain awards (such as restricted stock units) as opposed to stock options granted with exercise prices equal to fair market value.

        Lastly, the 2006 Plan would be amended to provide that any grant of a stock appreciation right ("SAR") will expire no later than 7 years after the date of grant. Currently, the 2006 Plan places no expiration date limit on the plan's administrator with respect to grants of SARs. There are no SARs currently outstanding under the 2000 Plan.

Burn Rate Policy

        In the event that the stockholders approve the option exchange program, the Board will adopt a burn rate policy committing us to limit the number of shares of our common stock that we may use for equity compensation over our next three fiscal years (that is, fiscal 2008, 2009 and 2010). For this three-year period, we would be required to limit the number of shares that we grant subject to equity awards to an average of 4.80% of our outstanding common stock. Thus, while we may exceed the 4.80% burn rate in a given year, the policy would require that our three-year average not exceed 4.80%. Awards that are settled in cash, awards sold under our employee stock purchase plan, awards assumed in acquisitions and any awards granted in connection with our option exchange program will be excluded from our burn rate calculation. For purposes of our calculation, each share subject to a full value award (such as a restricted stock unit, performance share, performance unit and any other award that does not have an exercise price per share equal to the per share fair market value of our common stock on the grant date) will be counted as 1.5 shares.

U.S. Federal Income Tax Consequences

        The following is a summary of the anticipated material United States federal income tax consequences of participating in the option exchange program. A more detailed summary of the applicable tax considerations to participants will be provided in the offer to exchange. The tax consequences of the program are not entirely certain, however, and the Internal Revenue Service is not precluded from adopting a contrary position, and the law and regulations themselves are subject to change. All holders of eligible options are urged to consult their own tax advisors regarding the tax treatment of participating in the program under all applicable laws prior to participating in the program. We believe the exchange of eligible options for new options pursuant to the program should be treated as a non-taxable exchange and neither we nor any of our employees should recognize any income for U.S. federal income tax purposes upon the surrender of eligible options and the grant of new options. Additionally, as all new options will be non-qualified stock options, an individual's tax treatment upon exercise of the new options may differ from the treatment otherwise applicable to the surrendered eligible options. The tax consequences for participating non-U.S. employees may differ from the U.S. federal income tax consequences described in the preceding sentences.

Potential Modification to Terms of Option Exchange Program to Comply with Governmental Requirements

        The terms of the option exchange program will be described in an offer to exchange that will be filed with the SEC. Although we do not anticipate that the SEC would require us to materially modify the program's terms, it is possible that we will need to alter the terms of the program to comply with comments from the SEC. Changes in the terms of the program may also be required for tax purposes for participants in the United States as the tax treatment of the program is not entirely certain. In addition, we intend to make the program available to our employees who are located in certain countries outside of the U.S. where permitted by local law and where we determine it is feasible and practical to do so. It is possible that we may need to make modifications to the terms offered to employees in countries outside the U.S. to comply with local requirements, or for tax or accounting reasons. The Compensation Committee will retain the discretion to make any such necessary or desirable changes to the terms of the program for purposes of complying with comments from the SEC or optimizing the U.S. or foreign tax consequences.

Potential Modification to Terms of Option Exchange Program Due to Changing Circumstances

        The Board authorized its Compensation Committee to adjust the threshold for options eligible to participate in the option exchange program if there is a significant change in the market price for our common stock preceding the commencement of the program to ensure the intent of the program is realized; however, any changes will preserve the general terms and eligibility requirements of the program discussed in this proposal. Our Compensation Committee will retain the discretion to adjust the exchange ratios if there is a significant change in the market price of our common stock preceding the commencement of the program in comparison to the market price used in determining the exchange ratios set forth in the table in this proposal. If our Compensation Committee does adjust the exchange ratios, it will do so with the intent of causing the offer to exchange to result in the issuance of new options having a fair value approximating the fair value of the stock options surrendered, determined using the same valuation methodologies as were used to determine the exchange ratios set forth in this proposal.

Financial Accounting Consequences

        Effective January 1, 2006, we adopted the provisions of Financial Accounting Standards Board Statement No. 123 (Revised), "Share-Based Payment," ("SFAS 123(R)") for our share-based compensation plans. Under SFAS 123(R), to the extent the fair value of each award of stock options granted pursuant to the option exchange program exceeds the fair value of the surrendered options, such excess is considered incremental compensation. This excess, in addition to any remaining unrecognized expense for the eligible options surrendered in exchange for the new options, will be recognized by the Company as an expense for compensation. This expense will be recognized ratably over the vesting period of the new options in accordance with the requirements of SFAS 123(R). In the event that any awards of new options are forfeited prior to their vesting due to termination of an employee's service, the compensation cost related to the forfeited stock options will not be recognized.

Program Participation

        Because the decision whether to participate in the option exchange program is completely voluntary, we are not able to predict who or how many eligible employees will elect to participate, how many stock options will be surrendered for exchange or the number of new options that may be issued.

Effect on Stockholders

        We are unable to predict the precise impact of the option exchange program on our stockholders because we are unable to predict how many or which eligible employees will exchange their eligible options. The program was designed in aggregate to be substantially value neutral to our stockholders and to reduce the dilution in ownership from outstanding equity awards. The following table summarizes the effect of the program, assuming all eligible options were exchanged, as of March 26, 2008:

	Prior to the Exchange:	Following the Exchange:
Shares of Common Stock Outstanding	124,799,129	124,799,129
Shares Covered by All Outstanding Options (including options held by all employees, executive officers and directors)	16,647,643 with a weighted average exercise price of $13.36 and a weighted average remaining term of 6.07 years	9,157,308 with a weighted average exercise price of $9.20 (assuming an exercise price of $2.69 for the new options granted in the exchange) and a weighted average remaining term of 5.80 years
Shares Covered by All Outstanding Full Value Awards (that is, outstanding restricted stock units and unvested restricted stock awards)	9,682,018	9,682,018
Shares Available for Future Award Grants Under the 2006 Plan*	2,441,671	5,641,671

*
The 2006 Plan is the only stock option or equity plan from which the Company currently may grant equity-based awards.

If you are both a stockholder and an employee holding eligible options, please note that voting to approve the option exchange program does not constitute an election to participate in the program.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPROVAL OF THE OPTION EXCHANGE PROGRAM.

OTHER MATTERS

        To the knowledge of the Company, no action is to be taken on any matter not specifically referred to in this Proxy Statement at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ FRANCIS P. BARTON Francis P. Barton Executive Vice President and Chief Financial Officer
Dated: April 29, 2008

Proxy—UTSTARCOM, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. The issues discussed herein, related to the operation of the Company, require your immediate attention.

Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

UTStarcom, Inc.

UTSTARCOM, INC.
1275 Harbor Bay Parkway
Alameda, California 94502

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoint(s) Francis P. Barton and Keith San Felipe, or any one of the two, with the power to appoint their respective substitutes, and hereby authorize(s) them as proxies to represent and vote as designated on the reverse side, all shares of Common Stock of the UTStarcom, Inc. (the "Company") held of record by the undersigned on April 29, 2008 at the Annual Meeting of Stockholders to be held on June 27, 2008 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE	SEE REVERSE SIDE

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time on June 27, 2008.

Vote by Internet		Vote by telephone

•	Log on to the Internet and go to www.investorvote.com.	•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the steps outlined on the secured website.	•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

The Board of Directors recommends a vote FOR the nominees listed and FOR Proposals 2 and 3.

A.	PROPOSALS

1.	Election of Directors
		For	Withhold
01—Larry D. Horner		☐	☐

02—Allen Lenzmeier		☐	☐

				For	Against	Abstain
2.	Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.			☐	☐	☐

3.	Approve a stock option exchange program for employees (excluding executive officers and directors) pursuant to which eligible employees will be offered the opportunity to exchange their eligible options to purchase shares of common stock outstanding under the Company's existing equity incentive plans, for a smaller number of new options at a lower exercise price.			☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting.

B.	Nonvoting Items.

Change of address.—Please print new address below.

C.	Authorized Signatures—Sign Here—This section must be completed for your vote to be counted. Date and Sign Below.

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Date (mm/dd/yyyy)—please print date below.	Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box

/ /

QuickLinks

UTSTARCOM, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held June 27, 2008
YOUR VOTE IS IMPORTANT
FORWARD-LOOKING STATEMENTS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.
INFORMATION ABOUT OUR BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2007
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007
OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2007
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
PROPOSAL NO. 3 APPROVAL OF A STOCK OPTION EXCHANGE PROGRAM FOR EMPLOYEES (EXCLUDING EXECUTIVE OFFICERS AND DIRECTORS)
OTHER MATTERS
The Board of Directors recommends a vote FOR the nominees listed and FOR Proposals 2 and 3.